                                EXHIBIT 3.01
                               -------------


                      AGREEMENT OF PURCHASE AND SALE
                            DATED MARCH 19, 1999




                                    136

                       AGREEMENT OF PURCHASE AND SALE

                             TABLE OF CONTENTS


1.00   INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . .1
       1.01    Definitions . . . . . . . . . . . . . . . . . . . . . . . .1
       1.02    Schedules . . . . . . . . . . . . . . . . . . . . . . . . .6
       1.03    References. . . . . . . . . . . . . . . . . . . . . . . . .6
       1.04    Headings. . . . . . . . . . . . . . . . . . . . . . . . . .6
       1.05    Singular/Plural . . . . . . . . . . . . . . . . . . . . . .7
       1.06    Use of Canadian Funds . . . . . . . . . . . . . . . . . . .7
       1.07    Derivatives . . . . . . . . . . . . . . . . . . . . . . . .7
       1.08    Interpretation If Closing Does Not occur. . . . . . . . . .7
       1.09    Conflicts . . . . . . . . . . . . . . . . . . . . . . . . .7
       1.10    Responsibility Extends To Legal Costs . . . . . . . . . . .7
       1.11    Knowledge or Awareness. . . . . . . . . . . . . . . . . . .7

2.00   PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . .8
       2.01    Agreement Of Purchase And Sale. . . . . . . . . . . . . . .8
       2.02    Allocation Of Purchase Price. . . . . . . . . . . . . . . .8
       2.03    Calculation Of The Initial Interest Purchase Price  . . . .8
       2.04    Payment Of Initial Interest Purchase Price. . . . . . . . .8
       2.05    Options . . . . . . . . . . . . . . . . . . . . . . . . . .9
       2.06    Purchaser's Default In Exercising Options . . . . . . . . .9
       2.07    Purchaser's Post-Closing Entitlements/obligations . . . . 10

3.00   THIRD PARTY RIGHTS AND CONSENTS . . . . . . . . . . . . . . . . . 11
       3.01    Preferential Rights of Purchase and Consents. . . . . . . 11
       3.02    Operatorship And Third Parties. . . . . . . . . . . . . . 13

4.00   PURCHASER'S REVIEW. . . . . . . . . . . . . . . . . . . . . . . . 13
       4.01    Vendor To Provide Access. . . . . . . . . . . . . . . . . 13
       4.02    Title Defects . . . . . . . . . . . . . . . . . . . . . . 13

5.00   ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       5.01    No Adjustment . . . . . . . . . . . . . . . . . . . . . . 14

6.00   INTERIM PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 14
       6.01    Assets To Be Maintained In Proper Manner. . . . . . . . . 14
       6.02    Vendor as Agent . . . . . . . . . . . . . . . . . . . . . 14
       6.03    Restrictions on Conduct of Business . . . . . . . . . . . 15

7.00   REPRESENTATIONS AND WARRANTIES OF PARTIES . . . . . . . . . . . . 15
       7.01    Vendor's Representations And Warranties . . . . . . . . . 15
       7.02    Purchaser's Representations And Warranties. . . . . . . . 18
       7.03    Survival of Representations And Warranties. . . . . . . . 19
       7.04    Limit on Vendor's Responsibility. . . . . . . . . . . . . 19
       7.05    No Additional Representations or Warranties By Vendor . . 20

8.00   LIABILITY AND INDEMNIFICATON. . . . . . . . . . . . . . . . . . . 20
       8.01    Responsibility of Purchaser . . . . . . . . . . . . . . . 20
       8.02    Environmental Indemnity . . . . . . . . . . . . . . . . . 21


                                    137

9.00   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       9.01    Place of Closing. . . . . . . . . . . . . . . . . . . . . 22
       9.02    Required Approvals. . . . . . . . . . . . . . . . . . . . 22
       9.03    Conditions For Benefit of Purchaser . . . . . . . . . . . 22
       9.04    Conditions For Benefit of Vendor. . . . . . . . . . . . . 23
       9.05    Waiver of Conditions. . . . . . . . . . . . . . . . . . . 24
       9.06    Failure To Satisfy Conditions . . . . . . . . . . . . . . 24

10.00  POST CLOSING ADMINISTRATION . . . . . . . . . . . . . . . . . . . 24
       10.01   Registration of Documents . . . . . . . . . . . . . . . . 24
       10.02   Coordination of Administrative Matters. . . . . . . . . . 24

11.00  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . 25
       11.01   Purchaser's ob1igation To Maintain Information
               Confidential. . . . . . . . . . . . . . . . . . . . . . . 25
       11.02   Consultants And Advisors Bound. . . . . . . . . . . . . . 25

12.00  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
       12.01   Reference To Arbitration. . . . . . . . . . . . . . . . . 25
       12.02   Proceedings . . . . . . . . . . . . . . . . . . . . . . . 26

13.00  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
       13.01   Assignments Before Closing. . . . . . . . . . . . . . . . 26
       13.02   Assignments By Purchaser After Closing. . . . . . . . . . 26

14.00  NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
       14.01   Service of Notice . . . . . . . . . . . . . . . . . . . . 26
       14.02   Addresses For Notices . . . . . . . . . . . . . . . . . . 27
       14.03   Right To Change Address . . . . . . . . . . . . . . . . . 27

15.00  PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . . . 27
       15.01   Approval Required for Press Releases. . . . . . . . . . . 27
       15.02   Signs And Notification To Governmental Agencies . . . . . 28

16.00  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . 28
       16.01   Further Assurances. . . . . . . . . . . . . . . . . . . . 28
       16.02   Governing Law . . . . . . . . . . . . . . . . . . . . . . 28
       16.03   Time. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       16.04   No Amendment Except In Writing. . . . . . . . . . . . . . 28
       16.05   Waiver Must Be In Writing . . . . . . . . . . . . . . . . 29
       16.06   Consequences Of Termination . . . . . . . . . . . . . . . 29
       16.07   Supersedes Earlier Agreements . . . . . . . . . . . . . . 29
       16.08   No Merger . . . . . . . . . . . . . . . . . . . . . . . . 29
       16.09   Substitution And Subrogation. . . . . . . . . . . . . . . 29
       16.10   Enurement . . . . . . . . . . . . . . . . . . . . . . . . 30

       SCHEDULES
       Schedule" A " - Lands, Leases and Encumbrances; Production Sales
                       Contracts; Unit Agreements; Facility Agreements; Wells; Authorizations for Expenditure For Which Purchaser is Responsible; Preferential Purchase Rights; Processing, Treating, Transportation and Contract Operating Agreements; Penalties

       Schedule  "B" - General Conveyance

       Schedule "C" - (Vendor's/Purchaser's) Officer's Certificate -
                      Representations are True

       Schedule "D" - Vendor's officer's Certificate - No Substantial
                      Damage

                                    138

                       AGREEMENT OF PURCHASE AND SALE

                           CESSFORD AREA, ALBERTA



THIS AGREEMENT made this 19th day of March, 1999.


BETWEEN:

          STARROCK RESOURCES L TD., a body corporate having an office in the City of Calgary, in the Province of Alberta
          (hereinafter called the "Vendor")

          - and-

          PROMAX ENERGY INC., a body corporate having an office in the City of Calgary , in the Province of Alberta (hereinafter called the "Purchaser")


WHEREAS the Vendor has agreed to sell the Assets to the Purchaser and the Purchaser has agreed to purchase the Assets from the vendor on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the premises and the mutual covenants and warranties herein contained, the Parties agree as follows:


     1.00 INTERPRETATION
     --------------

     1.01 Definitions
          -----------
     In this Agreement, including the recitals and the Schedules, the following terms shall have the respective meanings hereby assigned to them, subject to Subclause 3.01E:

     "Agreement" means this document, together with the Schedules attached hereto and made a part hereof.

     "Annual Option Interest" means an undivided 14% interest in the Petroleum and Natural Gas Rights (comprising one-fifth (1/5) of the Option Interest) which the Purchaser may acquire in each of the first 5 years following the Closing Date by exercise of an option pursuant to Clause 2.05.

     "Assets" means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests.

     "Closing" means the exchange of Conveyance Documents on the Closing Date, the delivery by the Purchaser to the vendor of the Purchase Price, and the transfer of the Assets by the vendor to the Purchaser.


                                    139

     "Closing Date" means 2:00 p.m. on March 19, 1999, or such other time and date as may be agreed to by the Parties.

     "Conveyance Documents" means the documents described in Subparagraphs
     9.03 (e) (i) and (ii), which provide for the assignment, transfer or other disposition of the Assets to the Purchaser.

     "Effective Date" means 10.00 a.m. on March 19, 1999.

     "Environmental Liabilities" means any and all environmental damage, contamination or other environmental problem arising out of, resulting from, attributable to or connected with operations relating to the Assets, whether or not caused by a breach of applicable Regulations, including, without limitation, any matters related to surface, underground, air, groundwater or surface water contamination, the abandonment or plugging of any of the Wells, the restoration or reclamation of any part of the Assets, or the removal of or failure to remove any materials, substances, foundations, structures or equipment from the surface lands pertaining to the Assets.

     "Event of Default" means anyone of the following:

     (a) the Purchaser fails to exercise an option granted pursuant to clause 2.05.

     (b) the Purchaser commits any act of bankruptcy or insolvency; or files a Proposal or Notice of Intention to Make a Proposal under the Bankruptcy and Insolvency Act (Canada); or the Purchaser assigns or is petitioned into bankruptcy; or an application is made concerning the Companies Creditors Arrangements Act, or the Purchaser takes advantage of or is otherwise involved as a debtor in any similar legislation governing the relationship of debtors and their creditors;

     (c) the Purchaser resolves or is ordered by a court to wind-up, dissolve or liquidate;

     (d) any of the Purchaser's assets or undertaking are seized or otherwise encumbered by virtue of any writ, judgment or order filed, entered or made against the Purchaser; or

     (e) the Purchaser breaches the Purchaser's covenant contained in Clause 2.07B.

     "Exercise Bonus Amount" means the amount payable to the vendor pursuant to clause 2.05 in addition to the Annual Option Interest Purchase Price as additional purchase price consideration which amount shall be equal to the amount arrived at by calculating interest on the Annual Option Insurance at a rate equal to the prime commercial lending rate of the Main Branch in Calgary of the Canadian Imperial Bank of Commerce, from the Closing Date until the Annual option Interest Purchase Price is paid by the Purchaser to the vendor.

     "GST" means tax payable pursuant to the Excise Tax Act (Canada). The Vendor's GST registration Number is 893059683RT.


                                    140
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

     "Intia1 Interest" means all of the Tangibles, miscellaneous Interests and an undivided 30% interest in the Petroleum and Natural Gas Rights.

     "Initial Interest Purchase Price" means the amount payable by the Purchaser to the vendor for the Initial Interest pursuant to Clause 2.03, as modified by the reductions herein.

     "Lands" means the lands set forth and described in Schedule '' A", insofar as rights to the Petroleum Substances underlying those lands are granted by the Leases.

     "Leases" means the leases, licences, permits and other documents of title set forth and described in Schedule" A", by virtue of which the holder thereof is entitled to drill for, win, take, own or remove the Petroleum Substances within, upon or under the Lands or by virtue of which the holder thereof is deemed to be entitled to a share of Petroleum Substances removed from the Lands and includes, if applicable, all renewals and extensions of such documents and all documents issued in substitution therefor.

     "Miscellaneous Interests" means the Vendor's Interest in and to all property, assets and rights, other than the Petroleum and Natural Gas Rights and the Tangibles, to the extent such property, assets and rights pertain to the Petroleum and Natural Gas Rights or the Tangibles, or any rights relating thereto, including, without restricting the generality of the foregoing, the vendor's Interest in:


     (a) all contracts, agreements and documents, to the extent that they relate directly to the Petroleum Substances, the Petroleum and Natural Gas Rights or the Tangibles, including agreements for the construction, ownership and operation of any facilities and agreements for the sale, processing or transportation of Petroleum Substances;


     (b) all subsisting rights to enter upon, use and occupy the surface of any of the Lands,or any lands upon which any Tangibles are located or of any lands to be crossed in order to gain access to any of the Lands or the Tangibles;

     (c) the wellbores and casing of all Wells; and

     (d) copies of engineering records, files, reports and data that, in the Vendor's reasonable judgement, relate directly to the Petroleum Substances, the Petroleum and Natural Gas Rights, the Wells or the Tangibles, excluding the Vendor's tax and financial records, economic evaluations and geophysical data.

     Unless otherwise agreed in writing by the Parties, however, the Miscellaneous Interests shall not include agreements, documents or data to the extent that:

     they pertain to the Vendor's proprietary technology or interpretations;

     (b) they are owned or licensed by third parties with restrictions on their deliverability or disclosure by the Vendor to any assignee which is not an affiliate of the Vendor; or

     (c) they consist of seismic records or data, whether or not owned by the Vendor.
                                    141

     "Option Interest" means the undivided 70% interest in the Petroleum and Natural Gas Rights, being the remaining interest in the Petroleum and Natural Gas Rights included in the Assets but not forming part of the Initial Interest.

     "Party" means a person, partnership or corporation which is bound by this Agreement.

     "Permitted Encumbrances" means:

     (a) any encumbrances, overriding royalties, net profits interests and other burdens identified in Schedule "A";

     (b) any preferential rights of purchase or any similar restriction applicable to any of the Assets, as identified in Schedule" A";

     (c) the terms and conditions of the Leases, including, without limitation, the requirement to pay any rentals or royalties to the grantor thereof to maintain the Leases in good standing and any gross royalty trusts applicable to the grantor's interest in any of the Leases;

     (d) the right reserved to or vested in any grantor, government or other public authority by the term of any Lease or by the Regulations to terminate any Lease;

     (e) easements, rights of way, servitudes or other similar rights in land, including, without in any way limiting the generality of the foregoing, rights of way and servitudes for highways, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone or cable television conduits, poles, wires or cables;

     (f) rights of general application reserved to or vested in any governmental authority to levy taxes on Petroleum Substances or the income or revenue therefrom and governmental restrictions on production rates from wells or on operations being conducted on the Lands or otherwise affecting the value of any of the Assets;

     (g) agreements for the sale of Petroleum Substances, which are terminable on thirty (30) days' notice or less (without an early termination penalty or other cost) or are identified in Schedule" A";

     (h) the Regulations and any rights reserved to or vested in any municipality or governmental, statutory or public authority - to control or regulate any of the Assets in any manner;

     (i) undetermined or inchoate liens incurred or created as security in favour of any person with respect to the development or operation of any of the Assets, as regards the Vendor's share of the costs and expenses thereof;

     (j) the reservations, limitations, provisos and conditions in any grants or transfers from the Crown of any of the Lands or interests therein, and statutory exceptions to title;



                                    142

     (k) agreements and plans relating to pooling or unitization, provided that any unit agreement applicable to the Lands shall be identified in Schedule ''A";

     (l) the agreements, including any identified in Schedule "A" respecting the processing, treating or transmission of Petroleum Substances or the operation of wells by contract field operators;

     (m) penalties which are disclosed in Schedule ''A", and Which have arisen under operating procedures or similar agreements as a consequence of elections by the Vendor not to participate in operations on the Lands to which the penalty applies;

     (n) liens granted in the ordinary course of business to a public utility, municipality or governmental authority with respect to operations pertaining to any of the Assets; and

     (o) mechanics', builders' or materialman's liens in respect of services rendered or goods supplied, but only insofar as such liens relate to goods or services for which payment is not due or the validity of which is being diligently contested by or on behalf of the Vendor;

          Petroleum and Natural Gas Rights" means the Vendor's Interest in and to the Lands, and the Leases pertaining thereto.

          "Petroleum Substances" means petroleum, natural gas, sulphur and every other mineral or substance, or any of them, the right to explore for which, or an interest in which, is granted pursuant to the Leases, insofar only as they pertain to the Lands.

          "Purchase Price" means the amount payable by the Purchaser to the Vendor for the Assets pursuant to Clause 2.02, as modified by the reductions provided for herein.

          "Regulation" means all statutes, laws, rules, orders and regulations in effect from time to time and made by governments or governmental boards or agencies having jurisdiction over the Assets.

          "Secured Assets" means all of the Unexercised Option Interest and an undivided percentage interest portion (equal to the Unexercised Option Interest) of the Purchaser's interest now owned or after the Closing Date acquired in petroleum and natural gas rights within, upon or underlying those lands located in Townships 23, 24, 25, 26 and Ranges 7, 8, 9, 10, all West of the Fourth Meridian and any equipment, improvements, facilities, intangible rights or other assets associated therewith.

          "Tangibles" means the Vendor's Interest, whether leased or owned, in and to all tangible depreciable property, and assets that are:

          (a) located in or on the Lands and used, or intended for use, in connection with production, processing, gathering, storage, treatment or transportation operations relating to the Petroleum Substances and the Petroleum and Natural Gas Rights, including, without limitation, the well equipment, if any, relating to the Wells; and

                                    143

          (b) any additional items, whether located on or off the Lands, that are indicated in Schedule " A '' to be specifically included as Tangibles.

          "Title Defect" means a defect, deficiency or discrepancy in or affecting the title of the Vendor in and to any of the Assets, other than as specifically disclosed herein or in Schedule "A", which is sufficiently material and adverse to the enforcement of title that it would not be acceptable to a knowledgeable, prudent purchaser buying similar oil and gas properties, acting reasonably.

          "Unexercised Option Interest" means the undivided percentage interest portion of the Option Interest which has not been acquired by the Purchaser through its exercise of the options pursuant to Clause 2.05.

          "Vendor's Interest" means, in respect of a particular property, right or asset, the undivided interest of the Vendor in the Petroleum and Natural Gas Rights described as "Vendor's Interest" in Schedule " A " and a corresponding interest in the Tangibles and Miscellaneous Interests.

          "Wells" means all producing, shut-in, water source, disposal, injection, suspended, abandoned and similar wells located on the Lands including the wells described in Schedule "A".

1.02 Schedules
     ---------
          The following Schedules are attached hereto and made part of this
          Agreement:

          (a) Schedule "A", which includes: Part I - Lands, Leases and Encumbrances, Part II - Production Sales Contracts, Part III -
               Unit Agreements, Part IV   Facility Agreements, Part  V- Wells
               and Gathering System, Part VI - Authorizations for Expenditure,
               Part VII-Preferential Purchase Rights, Part VIII - Processing, Treating, Transportation and Contract Operating Agreements, Part IX- Penalties;

          (b)  Schedule "B", which is the form of General  Conveyance;

          (c) Schedule "C", which is the form of the certificate to be provided pursuant to Article 9.00 with respect to the truth of a Party's representations and warranties; and

          (d) Schedule "D", which is the form of the certificate to be provided pursuant to Article 9.00 with respect to the belief of the Vendor that there has been no substantial damage or alteration to the Assets.


                                    144

1.03 References
     ----------
     The references "hereunder", "herein" and "hereof' refer to the provisions of this Agreement, and references to Articles, Clauses, Subclauses, Paragraphs or Subparagraphs herein refer to Articles, Clauses, Subclauses, Paragraphs or Subparagraphs of this Agreement. Any reference to time shall refer to Mountain Standard Time or Mountain Daylight Savings Time during the respective intervals in which each is in force.

1.04 Headings
     --------
     The headings of the Articles, Clauses, Schedules and any other headings, captions or indices herein are inserted. for convenience of reference only and shall not be used in any way in construing or interpreting any provision hereof

1.05 Singular/Plural
     ---------------
     Whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, it shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires.

1.06 Use of Canadian Funds
     ---------------------
     All references to "dollars" or "$" herein shall refer to lawful currency of Canada.

1.07 Derivatives
     -----------
     Where a term is defined herein, a capitalized derivative of such term shall have corresponding meaning unless the context otherwise requires.

1.08 Interpretation If Closing Does Not Occur
     ----------------------------------------
     In the event that Closing does not occur, each provision of this Agreement which presumes that the Purchaser has acquired the Assets hereunder shall be construed as having been contingent upon Closing having occurred.

1.09 Conflict
     --------
     If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule or a Conveyance Document, the provision of the body of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of a Lease or the Regulations, the term or condition of such Lease or the Regulations shall prevail, and this Agreement shall be deemed to be amended to the extent required to eliminate any such conflict.

1.10 Responsibility Extends To Legal Costs
     -------------------------------------
     References to costs in the liability and indemnification obligations prescribed in this Agreement shall be deemed to include reasonable legal costs on a solicitor-client basis.


                                    145

1.11 Knowledge of Awareness
     ----------------------
     Where a representation or warranty in this Agreement is made on the basis of the knowledge or awareness of the Vendor, such knowledge or awareness consists only of the actual knowledge or awareness of the current officers and senior supervisory personnel of the Vendor and does not include knowledge or awareness of any other person or persons.

2.00 PURCHASE AND SALE
     -----------------

2.01 Agreement of Purchase and Sale
     ------------------------------
     The Purchaser agrees to purchase all of the Initial Interest from the vendor and the Vendor agrees to sell all of the Initial Interest to the Purchaser on the terms and conditions set forth herein. The Purchaser will have the right to acquire from the Vendor additional interests in the Petroleum and Natural Gas Rights on the exercise of options granted herein.

2.02 Allocation of Purchase Price
     ----------------------------
     The Purchase Price payable by the Purchaser to the Vendor for the Assets is $8,000,000.00, as adjusted in clause 2.05, and shall be allocated among the Assets as follows:

     (a)  To Petroleum and Natural Gas Rights                 $7,604,259.00

     (b)  To Tangibles                                          $395,740.00

     (c)  To Miscellaneous Interests                                  $1.00

          TOTAL                                               $8,000,000.00

     In determining the Purchase Price, the Parties have taken into account the Purchaser's assumption of responsibility for the future abandonment and reclamation costs associated with the Assets, as set forth in this Agreement, and the Vendor's release of responsibility therefor.

     2.03 Calculation of the Initial Interest Purchase Price.
     ---------------------------------------------------
     The Purchase Price payable by the Purchaser to the Vendor for the Initial Interest will be $2,677,018.70, being all of the Purchase Price allocated to the Tangibles and Miscellaneous Interests and 30% of the Purchase Price allocable to the Petroleum and Natural Gas Rights.

     2.04 Payment of Initia1 Interest Purchase Price
     -------------------------------------------
     The amount of$1,858,767.79 shall be paid by the Purchaser to the Vendor at Closing toward the Initial Interest Purchase Price, which is the Initial Interest Purchase Price less the amount of$618,250.91 already paid by the Purchaser to the Vendor as a deposit and the amount of $200,000.00 which amount shall be paid by the Purchaser to the Vendor on or before June 30,1999, subject to any reductions as may be made pursuant to Article 3.00 or as otherwise provided in this Agreement. The Purchaser shall also remit to the Vendor at Closing the

                                    146

     GST applicable to that portion of the Initial Purchase Price allocated to the Tangibles and on the amount attributable to any other Assets or expenses to which GST may apply. All amounts payable pursuant to this Clause and the following Clause 2.05 shall be paid by cheque payable in immediately avai1able funds to the Vendor.

2.05 Options
     -------

     The Vendor hereby grants to the Purchaser five (5) successive annual options to acquire the Option Interest, which options will be for undivided 14% interests under and exercisable by the Purchaser delivering to the Vendor, on or before the anniversary of the Closing Date, the Annual Option Interest Purchase Price of$1,064,596.26, plus interest thereon at the prime rate per annum of the Main Branch in Calgary of the Exercise Bonus Amount and the Purchaser agrees to exercise all of the options granted herein. Upon the occurrence of an Event of Default all options granted herein which are unexercised shall immediately terminate and be of no further force and effect.

2.06 Purchaser's Default In Exercising Options
     -----------------------------------------
     Upon the occurrence of an Event of default, in addition to the rights specified in Clause 2.07 hereof:

     A. all unexercised options granted in Clause 2.05 shall immediately terminate and be of no further force and effect;

     B. the Vendor will be entitled to a re-conveyance of the Secured Assets, and for this purpose the Purchaser hereby irrevocably appoints the Vendor as the Purchaser's lawful attorney with full power of substitution to endorse and transfer the Secured Assets from the Purchaser to the Vendor, with the power to make, execute and deliver all such documents, and perform all such acts, and do all matters or things, and with the right to use the name of the Purchaser whenever and wherever it may by deemed necessary or expedient, and which power and right shall include, but not be limited to, the following:

          (a) the power to make, execute and deliver on behalf of the Purchaser a General Conveyance in the form attached as Schedule "B" re-conveying the Unexercised Option Interest from the Purchaser to the Vendor;

          (b) the power to make, execute and deliver on behalf of the Purchaser all specific assignments, registrable transfers, novation agreements, trust agreements and other instruments required to convey the unexercised Option Interest to the Purchaser, provided that such documents shall not require the Vendor to assume or incur any obligation, or to provide any representation or warranty, beyond that contained in this Agreement; and

          (c) correspond and deal with governmental agencies having jurisdiction over the Unexercised Option Interest and make, execute and deliver on behalf of the Purchaser any and all specific assignments. registerable transfers or applications required to vest in the vendor all rights conferred on the Purchaser by such governmental authorities in respect of the Unexercised Option Interest.

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
2.07 Purchaser's Post-Closing Entitlements/Obligations:
     --------------------------------------------------

     A. After Closing, while not in default of exercising an option granted pursuant to Clause 2.05, whether or not the Purchaser becomes the recognized holder in the place of the vendors of all or a portion of the Assets (including both the Initial Interest and the Option Interest):

          (a) the Purchaser shall be entitled to receive and hold all proceeds, benefits and advantages accruing from the Assets for the benefit, use and ownership of the Purchaser, with entitlement to commingle any of them with its own or any other assets;

          (b) the Vendor shall in a timely manner deliver to the Purchaser all revenues, proceeds and other benefits received by the vendor for the Assets after deduction of any amounts owing by the Purchaser to the vendor relating to the Assets;

          (c) the vendor shall in a timely manner deliver to the Purchaser all third party notices and communications received by the vendor for the Assets;

          (d) the vendor shall in a timely manner deliver to third parties all notices and communications as the Purchaser may reasonably request and all monies and other items the Purchaser reasonably provides for the Assets;

          (e) the Vendor shall as agent of the Purchaser, do and perform all acts and things, and execute and deliver all agreements, notices and other documents and instruments, that the Purchaser reasonably requests for the purpose of facilitating the exercise of rights incidental to the ownership of the Assets; and

          (f) the Purchaser shall be responsible for all obligations, expenses, costs, ingoings and outgoings of every kind and nature, accruing or payable with respect to the Assets, including, but not limited to, maintenance, development, capital and operating costs, advances, payments with respect to the Permitted Encumbrances, and authorizations for expenditures;

               Provided that, upon the occurrence of an Event of Default, the Vendor's obligations and the Purchaser's rights herein shall immediately terminate with respect to the Unexercised Option Interest and the Vendor will be entitled from that date for all intents and purposes to be recognized and hold itself out as holder of the Unexercised Option Interest.

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

B. The Purchaser covenants and agrees that, while any of the options granted pursuant to Clause 2.05 remain unexercised, the Purchaser shall:

     (a) not grant any security interest in or otherwise under the Assets or any pol1ion thereof;

     (b) not transfer, convey, assign or grant participation or options rights in the Assets or any portion thereof to any third party;

     (c) not permit or suffer any builder's lien to be registered or filed against the Assets or any portion thereof;

     (d) from time to time when requested by the Vendor, grant to the Vendor such security interests in the Secured Assets or any portion thereof that the vendor requires as security for the Purchaser's performance of its obligations contained in Clause 2.05, and to immediately execute and deliver to the vendor such security evidencing the said security interests in the form or forms approved by the vendor;

C. The Vendor shall not be liable to the Purchaser for any loss or damage suffered by the Purchaser in connection with the arrangements established by the Purchaser in connection with the arrangement established by Subclause 2.07 A, except to the extent that the loss or damage is caused by the Vendor' s gross negligence or its wilful misconduct. The Purchaser shall:

     (a) be liable to the Vendor for all losses, costs, damages and expenses whatsoever which the vendor may suffer, sustain, pay or incur; and

     (b) indemnify and save harmless the vendor and its directors, officers, servants, agents, consultants and employees from and against any claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by any of them or which they may sustain, pay or incur;

          arising out of the performance by the Vendor of its obligations under Subclause 2.07A. An action omission of the vendor or its directors, officers, servants, agents or employees shall not be regarded as gross negligence or wilful misconduct, however, to the extent it was done or omitted to be done in accordance with the instructions of or with the concurrence of the Purchaser. Nothing in this Clause 2.07 shall be construed as extending or restricting or limiting in any manner any of the other covenants, warranties, representations or other obligations of the Parties under this Agreement.

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

D. After Closing, where the Purchaser is assuming operatorship of any of the Assets, the Purchaser shall be responsible for submission of any reports required by the Regulations, including but not limited to monthly production reports pertaining to the Assets. If requested by the Purchaser, the Vendor shall assist the purchaser in compiling pre-Closing production data.

3.00        THIRD PARTY RIGHTS AND CONSENTS
            -------------------------------
3.01        Preferential Rights of Purchase and Consents
            --------------------------------------------

            A. If any of the Assets are subject to a preferential right of purchase or similar restriction, or if the disposition herein requires the consent of any third party, the Vendor shall promptly serve all notices as are required under such preferential purchase or consent provision. Each such notice shall include a request for a waiver of any preferential or similar right to purchase any of the Assets and for the granting of any consent that may be required. Notwithstanding the foregoing, the Parties acknowledge that the consent of buyers under production sale agreements may not be sought until after Closing.

            B. The Purchaser, acting reasonably and in good faith, shall provide to the Vendor the value placed by the Purchaser on any of the Assets with respect to which the Vendor is required to specify a value in a notice served pursuant to this Clause. The Vendor shall not be obligated to use such a value where, in the Vendor's opinion, the value is unreasonable.


            C. If the holder of any preferential right to purchase any of the Assets exercises such right, or a third party required to give a necessary consent refuses to give such consent, Closing shall then proceed with respect to those of the Assets which are not subject to such preferential right to purchase or consent. In such case, the Purchase Price shall be reduced by the portion of the Purchase Price allocated pursuant to Subclause 3.01B to the Assets directly affected by such preferential right to purchase or consent, or falling such allocation, by agreement of the Parties or by Article 12.00.

            D. If the portion of the Purchase Price applicable to the Assets directly affected by the preferential right to purchase or consent provided for in Subclause 3.01C is to be determined pursuant to Article 12.00:

                 (a) then prior to Closing, the Purchaser shall deduct from the Purchase Price an amount equal to the Purchaser's good faith estimate of the portion of the Purchase Price applicable to such directly affected Assets and deposit such amount in trust with a Canadian chartered bank in an interest bearing account; and

                 (b) the funds retained in trust pursuant to Paragraph (a) of this Subclause and the accrued interest thereon shall be released from trust following determination pursuant to
                      Article 12.00. To the extent that the amount held in trust varies from such determination, any excess or deficiency

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

                      and the interest which accrued thereon shall either be paid by the Purchaser to the Vendor within fifteen (15) days of such determination or be retained by the Purchaser, as applicable.

          E. If a portion of the Assets is excluded from the Closing pursuant to this Clause:

               (a) the terms ''Assets" , "Lands" , "Leases" , "Miscellaneous Interests" , "Petroleum and Natural Gas Rights" and "Tangibles" shall be construed as meaning only that portion of the subject matter of those terms with respect to which Closing occurs; and

               (b) The term "Purchase Price" shall be construed to be the amount of the Purchase Price remaining after the reduction provided for in Subclause 3.01C, and the allocation of the Purchase Price pursuant to Clause 2.02 shall be determined by agreement of the Parties or by Article 12.00 and adjusted accordingly.

3.02        Operatorship And Third Parties
            ------------------------------
            Nothing in this Agreement shall be interpreted as any assurance by the Vendor that the Purchaser will be able to serve as operator with respect to any of the Assets in which interests are held by third parties, whether or not such Assets are presently operated by the Vendor.

4.00        PURCHASER'S REVIEW
            ------------------

4.01        Vendor To Provide Access
            ------------------------

            The Vendor shall, subject to the Regulations and all contractual and fiduciary obligations and limits:

            (a) at the Vendor's office during normal business hours, provide the Purchaser and its nominees reasonable access to the Vendor's records, files and documents directly relating to the Assets, for the purpose of the Purchaser's review of the Assets and the Vendor's title thereto, including, without limitation, the Leases and applicable operating agreements, unit agreements, overriding royalty agreements and production sale contracts; and

            (b) provide the Purchaser and its nominees with a reasonable opportunity to inspect the Assets at the Purchaser's sole cost, risk and expense, insofar as the Vendor can reasonably provide access to the Assets.

4.02        Title Defects
            -------------
            A. Any review of the Vendor's title to the Assets shall be undertaken by the Purchaser with reasonable diligence. Not later than ten (10) days prior to the Closing Date, the Purchaser shall give the Vendor written notice of the Title Defects which the Purchaser does not waive. Such notice shall specify such Title

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
            Defects in reasonable detail, the Assets directly affected thereby (the II Affected Assets") and the Purchaser's requirements for the rectification or curing thereof. The Vendor shall there upon diligently make reasonable efforts to cure such Title Defects on or before the Closing Date.

            B. Insofar as the Title Defects described in the Purchaser's notice have not been cured to the Purchaser's reasonable satisfaction, the Purchaser may elect, on or before the Closing Date by written notice to the vendor, to do one of the following:

           (a) delay the Closing Date to such later date as is agreed by the Parties, so as to provide the Vendor with additional time to cure the remaining Title Defects;

           (b)  waive such uncured Title Defects and proceed with Closing;
                or

           (c) terminate this Agreement, if the portion of the Purchase Price applicable to the Assets directly affected by such uncured Title Defects is twenty-five percent (25%) or more of the Purchase Price, as determined by agreement of the Parties or by Article 12.00, as the case may be.

            However, failure of the Purchaser to make such election at or before the Closing Date shall be deemed to be an election pursuant to Paragraph (b) of this Subclause.

5.00        ADJUSTMENTS
            -----------

5.01        No Adjustment
            -------------
            The Parties acknowledge that, in agreeing to the amount of the Purchase Price, the Parties determined that there shall be no adjustments to the Purchase Price for the vendor' s prepaid expenses accruing after the Effective Date or for any other item ordinarily adjusted between a vendor and Purchaser on a sale of assets of a similar nature to the sale contemplated by this Agreement.

6.00        INTERIM PROVISIONS
            ------------------

6.01 Assets To Be Maintained In Proper Manner
            ----------------------------------------
            Possession of the Assets shall not pass to the Purchaser until after Closing on the Closing Date. The vendor shall continue to maintain the Assets on behalf of the Purchaser in a proper and prudent manner in accordance with good oil field practice and the Regulations until Closing. The Vendor shall maintain insurance respecting the Assets until the Closing Date.

6.02        Vendor as Agent
            ---------------
            A. Insofar as the Vendor maintains the Assets and takes actions with respect thereto on behalf of the Purchaser pursuant to this Article, the Vendor shall be deemed to have been the agent of the Purchaser hereunder. The Purchaser ratifies all actions which the vendor takes or refrains from taking pursuant to the terms of this Article, with the intention that all such actions shall be deemed to be those of the Purchaser.

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
            B. The Purchaser shall indemnify the vendor and its directors, officers, servants, agents, consultants or employees against all liabilities, losses, costs, claims or damages which the vendor or its directors, officers, servants, agents, consultants or employees may suffer or incur as a result of maintaining the Assets as the agent of the Purchaser pursuant to this Article, insofar as such liabilities, losses, costs, claims or damages are not a direct result of the gross negligence or wilful misconduct of the vendor or its directors, officers, servants, agents, consultants or employees. An action or omission of the vendor or its directors, officers, servants, agents, consultants or employees shall not be regarded as gross negligence or wilful misconduct, however, to the extent it was done or omitted to be done in accordance with the instructions of or with the concurrence of the Purchaser.

6.03        Restrictions on Conduct of Business
            -----------------------------------
            While acting as agent for the Purchaser pursuant to this Article, the vendor shall not, without the prior written consent of the
            Purchaser:

       (a) voluntarily assume any obligation or commitment with respect to the Assets, where the Vendor's share of the expenditure associated with such obligation or commitment is estimated to exceed $25,000.00;

       (b)  surrender or abandon any of the Assets;

       (c) mend any agreement or enter into any new agreement respecting the Assets;

       (d) propose any operation with respect to the Assets or initiate the exercise of any right arising as a result of the ownership of the Assets;

       (e) sell, transfer or otherwise dispose of the Assets, or any of them, except as may be required by the Vendor to comply with its obligations respecting any preferential rights, as provided in
            Article 3.00; or

       (f) grant a security interest or any encumbrance with respect to any of the Assets.

          However, the Vendor may assume such obligations or commitments and propose or initiate such operations or exercise any such right or option without the prior consent of the Purchaser, if the Vendor reasonably determines that such expenditures or actions are necessary for the protection of life or property, in which case the Vendor shall promptly notify the Purchaser of such intention or actions and the Vendor's estimate of the costs and expenses associated therewith.


                                    153
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

7.00      REPRESENTATIONS AND WARRANTIES OF PARTIES
          -----------------------------------------
7.01      Vendor's Representations and Warranties
          ---------------------------------------

          The Vendor represents and warrants to the Purchaser that:

          (a) Standing: The Vendor is a corporation, duly organized, valid and subsisting and registered under the laws of the Province of Alberta, and authorized to carry on business in the jurisdiction where the Lands are located;

          (b) Requisite Authority The Vendor has the requisite capacity, power and authority to execute this Agreement and the Conveyance Documents and to perform the obligations to which it thereby becomes subject;

          (c) No Conflict: The execution and delivery of this Agreement and the completion of the sale of the Assets in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

               (i) any term or provision of the constating or other governing documents of the Vendor;

               (ii) any agreement, instrument, permit or authority to which the
                    Vendor is a party or by which the Vendor is bound; or

               (iii)the Regulations or any judicial  order, award, judgement or decree applicable to the Vendor or the Assets;

          (d) Execution And Enforceability: The Vendor has taken all actions necessary to authorize the execution and delivery of this Agreement, and, as of the Closing Date, the Vendor shall have taken all actions necessary to authorize and complete the sale of the Assets in accordance with the provisions of this Agreement. This Agreement has been validly executed and delivered by the Vendor, and this Agreement and all other documents executed and delivered on behalf of the Vendor hereunder shall constitute valid and binding obligations of the Vendor enforceable in accordance with their respective terms and conditions;

          (e) Residency: Far Tax Purposes: The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

          (f) No Finders' Fees: The Purchaser shall not have any responsibility for any obligation or liability, contingent or otherwise, for brokers' or finders' fees, if any, incurred by the Vendor with respect to the transactions herein;

          (g) Lawsuits And claims: To the best of the knowledge of the Vendor, there are no unsatisfied judgements, claims, proceedings, actions, governmental investigations or lawsuits in existence, contemplated or threatened against or with respect to the Assets or the interest of the Vendor therein, and there exists no particular circumstance which the vendor reasonably believes will give rise to such a claim, proceeding, action, governmental investigation or lawsuit;

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
          (h) Compliance With Leases and Agreements: To the best of the knowledge of the vendor , no act or omission has occurred whereby the vendor is, or would be, in default under the terms of the Regulations, any Lease or any agreement pertaining to the Assets, where such a default would impact materially and adversely upon the Assets, or any of them;

          (i) No Default Notices: Except as has been specifically identified in Schedule '' A", the Vendor has not received any notice of default under the Leases or any notice alleging its default under any agreement pertaining to any of the Assets, which default has not been rectified as of the date of this Agreement;

          (j) Payment of Royalties and Taxes: To the best of the knowledge of the Vendor, all royalties and all ad valorem, property, production, severance and similar taxes and assessments based on, or measured by, the Vendor's ownership of the Assets, the production of Petroleum Substances from the Lands or the receipt of proceeds therefrom that are payable by the Vendor and which accrued prior to the Effective Date have been or will be properly and fully paid and discharged in the manner and at the time prescribed by the Leases and the Regulations;

          (k) Encumbrances: The Vendor does not warrant its title to the Assets, but does warrant that the Vendor's Interest in the Assets is free and clear of any and all liens, mortgages, pledges, claims, options, encumbrances, overriding royalties, net profits interests or other burdens created by, through or under the Vendor, other than the Permitted Encumbrances;


          (l) No Reduction: The vendor's Interest in the Assets is not subject to reduction by payout of a Well or otherwise, or subject to modification in size or nature by virtue of any right or interest granted by, through or under the Vendor except for the Permitted Encumbrances and any such rights and interests identified in Schedule " A " ;

          (m)  Sale Agreements: Except as identified in Schedule   "A", the
               Petroleum Substances are not subject to any gas balancing agreements nor any agreements for the sale of Petroleum Substances which are not terminable on thirty (30) days' notice or less (without an early termination penalty or other cost);

          (n) Environmental Matters. The Vendor is not aware of and has not received:

               (i) any orders or directives pursuant to the Regulations which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directives have not been complied with in all material respects; or


                                    155

               (ii) any demand or notice issued pursuant to the Regulations with respect to the breach of any environmental, health or safety law applicable to the Assets, including, without limitation, any Regulations respecting the use, storage, treatment, transportation or disposition o environmental contaminants, which demand or notice remains outstanding as of the date hereof;

               except as have been specifically disclosed by the Vendor. by notice to the Purchaser prior to the Vendor's submission of this Agreement to the Purchaser for the Purchaser's execution;

          (o) Condition of Wells: To the best of the knowledge of the Vendor, each Well has been drilled and, if completed, completed and operated in accordance with good oil and gas field practices and the material requirements of the Regulations;

          (p) Abandonment Of Wells: To the best of the knowledge of the Vendor, each Well which has been abandoned has been plugged and abandoned, and the wellsite therefor properly restored, in accordance with good oil and gas field practices and the material requirements of the Regulations;

          (q) Condition Of Tangibles: To the best of the knowledge of the Vendor, the Tangibles have been constructed, installed, maintained and operated in accordance with generally accepted engineering practices, good oil and gas field practices and the material requirements of the Regulations;

          (r) Authorized Expenditures: There are no outstanding authorizations for expenditure or outstanding financial commitments respecting the Assets, pursuant to which expenditures are or may be required by the Purchaser or in respect of which any amount is outstanding, other than as set forth in Schedule "A" or as may be authorized on behalf of the Purchaser in accordance herewith;

          (s) Area Of Mutual Interest: No agreement affecting the lands provides for an area of mutual interest, except as specifically identified in Schedule "A";

          (t) Quiet Enjoyment: Subject at all times to the Vendor's other representations and warranties made pursuant to this Clause, the Permitted Encumbrances and the satisfaction of the obligations required to maintain the Leases in good standing by the applicable lessees, the Purchaser may, for the remainder of the term of the Leases, hold and utilize the Assets for the Purchaser's own use and benefit without any interruption by the Vendor or any other person claiming by through or under the Vendor.

7.02      Purchaser's Representations And Warranties
          ------------------------------------------

          The Purchaser represents and warrants to the Vendor that:

          (a) Standing The Purchaser is a corporation, duly organized, valid and subsisting under the laws of its jurisdiction of incorporation, and duly registered and authorized to carry on business in the jurisdiction in which the Lands are located;

                                    156
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
          (b) Requisite Authority: The Purchaser has the requisite capacity, power and authority to execute this Agreement and the Conveyance Documents and to perform the obligations to which it thereby becomes subject;

          (c) G.S.T.: The Purchaser is registered for GST purposes and will provide the Vendor with its registration number on the Closing Date;

          (d) No Conflict: The execution and delivery of this Agreement and the completion of the purchase of the Assets in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

               (i) any term or provision of the constating or other governing documents of the Purchaser; or

               (ii) the Regulations or any judicial order, award, judgement or decree applicable to the Purchaser;

          (d) Execution And Enforceability: The Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement and, as of the Closing Date, the Purchaser shall have taken all actions necessary to authorize and complete the purchase of the Assets in accordance with the provisions of this Agreement. This Agreement has been validly executed and delivered by the Purchaser, and this Agreement and all other documents executed and delivered on behalf of the Purchaser hereunder shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms and conditions;

          (e) Residence For Tax Purposes: The Purchaser is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

          (f) No Sales Commission: The Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the transactions herein for which the vendor shall have any responsibility;

          (g) Investment Canada Act The Purchaser shall comply with the Investment Canada Act to the extent, if any, that it is applicable to the transactions herein;

          (h) Purchaser As Principal: The Purchaser is acquiring the Assets in its capacity as a principal, and is not purchasing the Assets for the purpose of resale or distribution to a third party; and

          (i) Transfers of Licences, Permits and Authorizations: The Purchaser is not aware of anything that would prohibit the Purchaser from obtaining or holding any well licences, authorizations or other permits or licenses related to the Assets with the relevant governmental authorities.


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
7.03      Survival of Representations and Warranties
          ------------------------------------------
          Each Party acknowledges that the other may rely on the representations and warranties made by such Party pursuant to Clause 7.01 or7.02, as the case may be. The representations and warranties in Clauses 7.01 and 7.02 shall be true on the Closing Date, and such representations and warranties shall continue in full force and effect and shall survive the Closing Date for a period of one (1) year, for the benefit of the Party for which such representations and warranties were made. In the absence of fraud, however, no claim or action shall be commenced with respect to a breach of any such representation or warranty, unless, within such period, written notice specifying such breach in reasonable detail has been provided to the Party which made such representation or warranty.

7.04      Limit on Vendor's Responsibility
          --------------------------------
          In no event, except in the event of fraud, shall the total of the liabilities of the vendor under this Agreement exceed the Purchase Price.

7.05      No Additional Representations Or Warranties By Vendor
          -----------------------------------------------------
          A. The Vendor makes no representations or warranties to the Purchaser in addition to those expressly enumerated in Clause
               7.01. Except and to the extent provided in Clause 7.01, the Vendor does not warrant title to the Assets or make representations or warranties with respect to:

               (i) the quantity , quality or recoverability of Petroleum Substances respecting the Lands;
               (ii) any estimates of the value of the Assets or the revenues applicable to future production from the Lands;
               (iii)any engineering, geological or other interpretations or economic evaluations respecting the Assets;
               (iv) the rates of production of Petroleum Substances from the
                    Lands;
               (v)  the quality, condition or serviceability of the Assets; or
               (vi) the suitability of the use of the Assets for any purpose.

           The Purchaser acknowledges that it has made its own independent investigation, analysis, evaluation, verification and inspection of the Vendor's interests in the Assets and the state and condition thereof and that it has relied solely on such investigation, analysis, evaluation, verification and inspection as to its assessment of the condition (environmental or otherwise), quantum and value of the Assets.

      B. Except with respect to the representations and warranties in Clause 7 01 or in the event of fraud, the Purchaser forever releases and discharges the Vendor and its directors, officers, servants, agents and employees from any claims and all liability to the Purchaser or the Purchaser's assigns and successors, as a result of the use or reliance upon advice, information or materials pertaining to the Assets which was delivered or made available to the Purchaser by the Vendor or its directors, officers, servants, agents or employees prior to or pursuant to this Agreement, including, without limitation, any evaluations, projections, reports and interpretive or non- factual materials prepared by or for the vendor , or otherwise in the vendor's possession.
                                    158

8.00        LIABILITY AND INDEMNIFICATION
            -----------------------------

8.01        Responsibility of Purchaser
            ---------------------------

            Provided that Closing has occurred, the Purchaser shall:

       (a) be liable to the vendor for all losses, costs, damages and expenses whatsoever which the vendor may suffer, sustain, pay or incur; and
       (b) indemnify and save the Vendor and its directors, officers, servants, agents, consultants and employees harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which maybe brought against or suffered by the Vendor , its directors, officers, servants, agents, consultants or employees or which they may sustain, pay or incur;

            as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with the Assets and occurring or accruing subsequent to the Effective Date, except any losses, costs, damages, expense, claims, liabilities, actions, proceedings and demands to the extent that the same either are reimbursed (or reimbursable) by insurance maintained by the Vendor or are caused by the gross negligence or wilful misconduct of the Vendor, its directors, officers, servants, agents, consultants, employees or assigns. The responsibility prescribed by this Clause, however, does not provide either an extension of any representation or warranty contained in Clause 7.02 or an additional remedy for the Purchaser's breach of such a representation or warranty.

8.02      Environmental Indemnity
          -----------------------
          The Purchaser acknowledges that with respect to the environmental condition of the Assets, it is acquiring the Assets on an ''as is" basis. The Purchaser acknowledges that it is familiar with the condition of the Assets, including the past and present use of the Lands and the Tangibles, that the Vendor has provided the Purchaser with a reasonable opportunity to inspect the Assets at the sole cost, risk and expense of the Purchaser (insofar as the Vendor could reasonably provide access) and that the Purchaser is not relying upon any representation or warranty of the Vendor as to the condition, environmental or otherwise, of the Assets, except as is specifically made pursuant to Clause 7.01. Provided that Closing has occurred, the Purchaser further agrees that it shall:

          (a) be solely liable and responsible for any and all losses, costs, damages and expenses which the Vendor may suffer, sustain, pay or incur; and

          (b) indemnify and save the Vendor and its directors, officers, servants, agents, consultants and employees harmless from any and all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by the vendor, its directors, officers, servants, agents, consultants or employees or which they may sustain, pay or incur;


                                    159
       as a direct result of any Environmental Liabilities, regardless of the date from which they may have accrued. This liability and indemnity shall apply without limit and without regard to cause or causes, including without limitation, the negligence or wilful misconduct of the parties or any other person. Once Closing has occurred, the Purchaser shall be solely responsible for all Environmental Liabilities, including, without limitation, the abandol1n1ent of all wells and the reclamation of the surface lands pertaining to the Lands, and the Purchaser hereby releases the vendor from any claims the Purchaser may have against the vendor with respect to all such liabilities and responsibilities. Nothing in this Clause, however, shall operate either to limit any representation or warranty made by the Vendor pursuant to Clause 7.01 or to affect the Purchaser's right to make a claim against the Vendor for the breach of such a representation or warranty.

9.00   CLOSING
       -------

9.01   Place Of Closing
       ----------------
       Unless otherwise agreed in writing by the Parties, Closing shall take place at the offices of the Vendor's solicitor at #900, 521 3rd Avenue S.W., Calgary , Alberta on the Closing Date.

9.02   Required  Approvals
       -------------------
       It is a condition precedent to Closing that any and all approvals required under the Regulations shall have been obtained or that such approval shall have been waived, otherwise lapsed or is a foffi1 of approval which is customarily obtained subsequent to Closing.

9.03   Conditions For Benefit Of Purchaser
       -----------------------------------
       The obligation of the Purchaser to complete the purchase hereunder is subject to the following conditions precedent:

       (a) No Substantial Damage: There shall have been no damage to or alteration of any of the Assets between the Effective Date and the Closing Date which, in the Purchaser's reasonable opinion, would materially and adversely affect the value of the Assets, except and to the extent approved in writing by the Purchaser, provided that a change in the prices at which Petroleum Substances may be sold in no event shall be regarded as material damage to or an alteration of the Assets. In addition, the Vendor shall have delivered to the Purchaser a certificate of a senior officer of the Vendor in the form of Schedule "D";

       (b) Availability of Documents: The Vendor shall have provided the nominees of the Purchaser with reasonable access to the Vendor's records and documents pertaining to the Assets pursuant to
            Article 4.00, in order to confirm the Vendor's title to the Assets;



                                    160

       (c) Material Compliance By Vendor: The Vendor shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendor at or prior to the Closing Date;

       (d) Certificate That Representation Are Correct: The vendor shall have delivered to the Purchaser a certificate of a senior officer of the Vendor, in the form of Schedule "C"; and

       (e) Delivery of Conveyance Documents: The Vendor shall have delivered the following to the Purchaser.

            (i) a General Conveyance for the Assets, in the form attached as Schedule "B", which has been executed by the Vendor;

            (ii) all specific assignments, registerable transfers, novation agreements, trust agreements and other instruments required to convey the Assets to the Purchaser, unless and to the extent that the Purchaser allows the Vendor to deliver such documents to the Purchaser at a later date, provided that such documents shall not require the Vendor to assume or incur any obligation, or to provide any representation or warranty, beyond that contained in this Agreement;

            (iv) copies of all consents to disposition and waivers of
                 preferential rights of purchase or any similar restriction obtained by the Vendor with respect to the sale of the Assets to the Purchaser;

            (v) originals of the Vendor's records, files, reports and data pertaining to the Assets, insofar as such delivery is permitted and required hereunder, unless and to the extent that the Purchaser agrees to allow the Vendor to deliver such records, files, reports and data at a later date;

            (vi) such other documents as may be specifically required
                 hereunder or as may be reasonably requested by the Purchaser upon reasonable notice to the vendor;

            (vii)a written notice of the Vendor's intention to sell the
                 Assets to the Purchaser, resign as Operator of the Lands and appoint the Purchaser as Operator in the Vendor's place, served on all working interest owners of the Lands; and

            (v) a copy of the corporate proceedings of the Vendor authorizing the Vendor to enter into this Agreement and consummate the transactions contemplated herein.


                                    161

9.04   Conditional for Benefit Of Vendor
       ---------------------------------

       The obligation of the vendor to complete the sale hereunder is subject to the following conditions precedent:


       (a) Material Compliance by Purchaser: The Purchaser shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date;

       (b) Payment of Purchase Price: The Purchaser shall have tendered to the vendor the Purchase Price and the applicable goods and services tax in the manner provided for in Clause 2.03, subject to any adjustments provided for in Article 5.00 and any alteration expressly provided for herein;

       (c) Certification That Representations Are Correct: The Purchaser shall have delivered to the Vendor a certificate of a senior officer of the Purchaser, in the form of Schedule "C";

       (d) Delivery Of Documents: The Purchaser shall have executed and delivered to the Vendor one copy of the General Conveyance in the form attached as Schedule "B" and such other documents as may be specifically required hereunder; and

       (e) Transfer of Wel1 Licenses: The Vendor shall have received evidence satisfactory to the Vendor, acting reasonably, that the relevant regulatory board or agency will approve the transfer to the Purchaser of well licenses and other licenses and permits pertaining to the Assets that are currently registered in the name of the Vendor.

9.05 Waiver Of Conditions
     --------------------
     The conditions in Clauses 9.03 and 9.04 are for the sole benefit of the Purchaser and the Vendor respectively. The Party for the benefit of which such conditions have been included may waive any of them, in whole or in part, by written notice to the other Party, without prejudice to any of the rights of the Party waiving such condition, including, without limitation, reliance on or enforcement of the representations, warranties or covenants which are preserved and pertain to conditions-similar to the condition so waived. However, the Purchaser may not waive the existence and operation of any preferential right of a third party to purchase any of the Assets or, without the concurrence of the Vendor, any required consent of a third party to the Vendor's disposition of any of the Assets.

9.06 Failure To Satisfy Conditions
     -----------------------------
     In the event any of the conditions in Clauses 9.03 or 9.04 has not been satisfied at or before the Closing Date and such condition has not been waived by the Party for the benefit of which such condition has been included, such Party may terminate this Agreement by written notice to the other Party. However, a Party may not terminate this Agreement in such manner after Closing, and its remedies thereafter, if any, with respect to the failure to satisfy such condition shall be limited to damages.

                                    162

10.00 POST CLOSING ADMINISTRATION
      ---------------------------
10.01 Registration of Documents
      -------------------------
      The vendor shall register promptly after Closing all documents described in Paragraph 9.03 (e) which require registration. The Purchaser shall reimburse the vendor for all costs incurred in registering such documents and shall bear all costs of preparing and registering any further assurances required to convey the Initial Interest to the Purchaser.

      10.02 Vendor's Access to Documents
      ----------------------------

      The Vendor may retain or subsequently obtain from the Purchaser copies or photocopies of any of the documents comprised in Miscellaneous Interests that it considers necessary to enable it to comply with any Regulations or the requirements of any authority or to conduct audits relating to the period prior to the Effective Date.

11.00 CONFIDENTIALITY
      ---------------

11.01 Purchaser's Obligation To Maintain Information Confidential
      -----------------------------------------------------------
      Information respecting the Assets shall be retained in confidence and used only for the purposes of this acquisition, provided that upon Closing, the Purchaser's rights to use or disclose such information shall be subject only to any operating, unit or other agreements that may apply thereto. Any additional information obtained as a result of such access which does not relate to the Assets shall continue to be treated as confidential and shall not be used by the Purchaser without the prior written consent of the vendor. However, the restrictions on disclosure and use of information in this Agreement shall not apply to information to the extent it:

      (a) is or becomes publicly available through no act or omission of the Purchaser or its consultants or advisors;

      (b) is subsequently obtained lawfully from a third party, where the Purchaser has made reasonable efforts to ensure that such third party is not a party to or bound by any confidentiality agreement with the Vendor; or

      (c) is already in the Purchaser's possession at the time of disclosure, without restriction on disclosure.

      However, specific items of information shall not be considered to be in the public domain merely because more general information respecting the Assets is in the public domain.

11.02 Consultants And Advisors Bound
      ------------------------------

      If the Purchaser employs consultants, advisors or agents to assist in its review of the Assets pursuant to Article 4.00, the Purchaser shall be responsible to the vendor for ensuring that such consultants, advisors and agents comply with the restrictions on the use and disclosure of information set forth in Clause 11.01 .

                                    163

      12.00 ARBITRATION
      -----------

12.01 Reference To Arbitration
      ------------------------
      Insofar as the Parties are unable to agree on any matter which expressly may be referred to arbitration hereunder, either Party may serve the other Party written notice that it wishes such matter referred to arbitration.

      The Parties shall meet within seven (7) days of the receipt of a notice issued pursuant to Subclause 12.01A, to attempt to agree on a single arbitrator qualified by experience, education and training, to determine such matter. If the Parties are unable to agree on the selection of the arbitrator, the Party which issued such notice shall forthwith make application to a judge of the Court of Queen's Bench of the Province of Alberta pursuant to the Arbitration Act of the Province of Alberta (S.A. 1991, c. A-43.1, as amended from time to time, hereinafter referred to as the "Arbitration Act") for the appointment of a single arbitrator, and failing such action on the part of the Party which issued such notice, the other Party may make such application.

12.02 Proceedings
      -----------
      A. The arbitrator selected pursuant to Clause 12.01 shall proceed as soon as is practicable to hear and deteI1l1ine the matter in dispute, and shall be directed to provide a written decision respecting such matter within forty-five (45) days of appointment. The Parties shall provide such assistance and information as may be reasonably necessary to enable the arbitrator to determine such matter.

      B. Except to the extent modified in this Article, the arbitrator shall conduct any arbitration hereunder pursuant to the provisions of the Arbitration Act.

13.00 ASSIGNMENT
      ----------

13.01 Assignment Before Closing
      -------------------------
      Prior to Closing, neither Party may assign its interest in or under this Agreement or to the Assets without the prior written consent of the other Party, except as may be required by the vendor to comply with its obligations respecting any preferential rights, as provided in Article 3.00.




                                    164

13.02 Assignments By Purchase After Closing
      -------------------------------------
      No assignment, transfer or other disposition of this Agreement or all or any portion of the assets by the Purchaser after Closing shall relieve the Purchaser from its obligations to the Vendor herein. The Vendor shall have the option to claim payment or performance of such obligations from the Purchaser or the assignee or transferee, and to bring proceedings in the event of default against either or all of them, provided that nothing herein shall entitle the vendor to receive duplicate payment or performance of the same obligation.

14.00 NOTICE
      ------

14.01 Service Of Notice
      -----------------
      Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:


      (a) personally, by delivering the notice to the Party on which it is to be served at that Party's address for service. Personally served notices shall be deemed to be received by the addressee when actually delivered as aforesaid, provided that such delivery shall be during normal business hours on any day other than a Saturday, Sunday or statutory holiday in Alberta. If a notice is not delivered on such a day or is delivered after the addressee's normal business hours, such notice shall be deemed to have been received by such party at the commencement of the addressee's first business day next following the time of the delivery;

      (b) by telecopier or telex ( or by any other like method by which a written message may be sent) directed to the party on which it is to be served at that Party's address for service. A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any day other than a Saturday, Sunday or statutory holiday in Alberta or at the commencement of the next ensuing business day following transmission if such notice is not received during such normal business hours; or

      (c) bv" mailing it first class ( air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the party on which it is to be served at that Party's address for service. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day ( excluding Saturdays, Sundays and statutory holidays in Alberta) following the mailing thereof. However, if postal service is (or is reasonably anticipated to be) interrupted or operating with unusual delay, notice shall not be served by such means during such interruption or period of delay.


                                    165

      14.02 Addresses For Notices
      ---------------------
      The address for service of notices hereunder of each of the Parties shall be as follows:

      VENDOR:   STARROCK RESOURCES LTD.
                #900,  521- 3rd Avenue S.W.
                Calgarv Alberta T2P 3T3
                Telecopier: (403) 264-6654

      PURCHASER: PROMAX ENERGY INC.
                 #810, 1122 - 4th Street S.W
                 Calgary, Alberta T2M lMl

      14.03 Right To Change Address
      -----------------------
      A Party may change its address for service by notice to the other Party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

      15.00 PUBLIC ANNOUNCEMENTS
      --------------------

15.01 Approval Required For Press Release
      -----------------------------------
      A. Subject to Clause 11.01, the Parties shall cooperate with each other in relaying to third parties information concerning this Agreement and shall receive written approval from the other Party of all press releases and other releases of information prior to publication which approval may not be unreasonably withheld. However, nothing in this Clause shall prevent a Party from furnishing any information to any governmental agency or regulatory authority or to the public, insofar only as is required by the Regulations or securities laws applicable to such Party, provided that a Party which proposes to make such a public disclosure shall, to the extent reasonably possible, provide the other Party with a draft of such statement a sufficient time prior to its release to enable such other party to review such draft and advise that Party of any comments it may have with respect thereto.

      B. Notwithstanding Subclause 15.01A, the Vendor shall be permitted to disclose information pertaining to this Agreement and the identity of the Purchaser, to the extent required to enable the Vendor to fulfil its obligations pertaining to preferential rights of purchase and other third party rights, in accordance with Article 3.00.

15.02 Signs And Notification To Governmental Agencies
      -----------------------------------------------
      Following Closing, the Vendor may remove any signs which indicate the Vendor's ownership or operation of the Assets. If the Purchaser will be the operator of the Assets, it shall be the responsibility of the Purchaser to erect or install any signs required by governmental agencies which pertain to the Assets. In addition, the Purchaser shall be responsible for advising governmental agencies, contractors, suppliers and other affected third parties of the Purchaser's interest in the Assets, subject to Article 3.00.

                                    166

16.00 MISCELLANEOUS PROVISIONS
      ------------------------
16.01 Further Assurance
      -----------------
      At the Closing Date and thereafter as may be necessary , the Parties shall execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to fulfil their respective obligations under this Agreement. The Vendor shall cooperate with the Purchaser as reasonably required to secure execution by third parties of the documents referred to in Subparagraph 9.03 (e) (ii).

16.02 Governing Law
      -------------

      This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party accepts the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

16.03 Time
      ----
      Time shall be of the essence in this Agreement.

16.04 No Amendment Except In Writing
      ------------------------------

      Subject to Clause 14.03, this Agreement may be amended only by written instrument executed by the Vendor and the Purchaser.

16.05 Waiver Must Be In Writing
      -------------------------

      No waiver by any Party of any breach (whether actual or anticipated) of any of the terms, conditions, representations or warranties contained herein shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

16.06 Consequence Of Termination
      --------------------------

      If this Agreement is terminated in accordance with its terms prior to Closing, then except for the provisions of Article 11.00 and the covenants, warranties, representations or other obligations breached prior to the time at which such termination occurs, the Parties shall be released from all of their obligations under this Agreement. If this Agreement is so terminated, the Purchaser shall promptly return to the Vendor all materials delivered to the Purchaser by the Vendor hereunder, together with all copies of them that may have been made by or for the Purchaser.



                                    167

16.07 Supersedes Earlier Agreements
      -----------------------------
      This Agreement supersedes all other agreements between the Parties with respect to the Assets and expresses the entire agreement of the Parties with respect to the transactions contained herein.

16.08 No Merger
      ---------
      The representations, warranties, liabilities and indemnities created in this Agreement shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations, trust agreements and other documents conveying any of the Assets from the vendor to the Purchaser, notwithstanding the terms of such assignments, transfers, conveyances, novations and other documents, the Regulations or any rule of law or equity to the contrary , and all such rules are hereby waived.

16.09 Substitution and Subrogation
      ----------------------------
      Insofar as is possible, each party shall have full rights of substitution and subrogation in and to all covenants, representations and warranties by others previously given or made in respect of the Assets or any of them.

16.10 Enurement
      ---------
      Subject to the provisions of Article 13.00, this Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.


      IN WITNESS WHEREOF the Parties have duly executed this Agreement.


STARROCK RESOURCES LTD.                 PROMAX ENERGY INC.

Per: /S/ Al Langard                     Per: /S/ Robert Card

                                        Per: /S/ J.R. MacMillan


                                    168

This is SCHEDULE "A" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD. as Vendor and PROMAX
ENERGY INC. as Purchaser.

                       Part I   Lands, Leases and Encumbrances
                      -----------------------------------------
                                     Lease       Vendor's
Legal         P&NG        Zones      Expiry      Working   Operator
Description   Lease       Included   Date        Interest  of
(W4M)         Number      in Lease   M/D/Y       (%)       Lease     Encumbrances
------------- ----------- ---------- ----------  --------- --------- -------------
6-6-25-7      0492020031  Base MH    Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
19-24-8       0497100596  All        10-30-02    74.56     Vendor    Crown Lessor
                                                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
6-24-9        0495010052  All        1-5-00      37.28     Calahoo   Crown Lessor
                                                                      Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
17-24-9**     0490040297  Base       Indefinite  74.56     Vendor    Crown Lessor
                          Viking                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
18-24-9       0494110451  All        11-24-99    37.28     Calahoo   Crown Lessor
                                                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
23-24-9       0497100597  All        10-30-02    74.56     Vendor    Crown Lessor
                                                                      Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
24-24-9       049700598   All        10-30-02    74.56     Vendor    Crown Lessor
                                                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
30-24-9       12286       Base MH    Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
              12286       Viking     4-24-99     74.56     Vendor    Crown Lessor
                                                                     Royalty
              0495010054  Below      1-5-00      37.28     Calahoo   Crown Lessor
                          Viking                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
32-24-9       37514       Base Mann  Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
34-24-9       0495090051  All        9-14-00     29.82     Seaton    Crown Lessor
                                                           Jordon    Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
35-24-9       0497100600  All        10-30-02    74.56     Vendor    Crown Lessor
                                                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
36-24-9       0497100601  All        10-30-02    74.56     Vendor    Crown Lessor
                                                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
2-24-10       0493040043  Base       Indefinite  74.56     Vendor    Crown Lessor
                          Mann                                       Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
11-24-10      39535       Base       Indefinite  74.56     Vendor    Crown Lessor
                          Viking                                     Royalty
              0498040317  Below      4-30-03     74.56     Vendor    Crown Lessor
                          Viking                                     Royalty
------------- ----------- ---------- ----------  --------- --------- -------------
                                    169

This is Schedule "A" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as purchaser

Page 2
                                     Lease       Vendor's
              P&NG        Zones      Expiry      Working   Operator
Location      Lease       Included   Date        Interest  of
(W4M)         Number      in Lease   M/D/Y       (%)       Lease     Encumbrances
---------------------------------------------------------------------------------
13-24-10      0493040044  Base Mann  4-1-99      74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
14-24-10      12286       Base Mann  10-30-02    74.56     Vendor    Crown Lessor
                                                                     Royalty
              12286       Viking     4-29-99     74.56     Vendor    Crown Lessor
                                                                     Royalty
              0495010055  Below      1-5-00      37.28     Calahoo   Crown Lessor
                          Viking                                     Royalty
---------------------------------------------------------------------------------
25-24-10      0496070046  All        7-11-00     74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
7-25-8        0499020043  All        2-3-04      74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
9-25-8        0498040318  All        4-30-03     74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
15-25-8       0492010234  Base Mann  Indefinite  45.31     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
16-25-8       0498040322  All        4-30-03     45.31     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
17-25-8       0498040323  All        4-30-03     74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
18-25-8       0499020044  All        2-3-04      74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
20-25-8       0492010235  Base Mann  Indefinite  50.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
21-25-8       0492010236  Base Mann  Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
28-25-8       0492010237  Base Mann  Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
1-25-9        0497100603  All        10-30-02    74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
4-25-9        8435        Base Mann  Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
5-25-9        12276       Base Mann  Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------

                                        170

---------------------------------------------------------------------------------
9-25-9        38435       Base Mann  Indefinite  74.56     Vendor    Crown Lessor
                                                                     Royalty
---------------------------------------------------------------------------------
11-25-9**     0491070294  Base       Indefinite  74.56     Vendor    Crown Lessor
                          Viking                                     Royalty
              0498040324  Below      4-30-03     74056     Vendor    Crown Lessor
                          Viking                                     Royalty
---------------------------------------------------------------------------------
12-25-9       0491030315  Base       Indefinite  74.56     Vendor    Crown Lessor
                          Viking                                     Royalty
              0498040325  Below      4-30-03     74.56     Vendor    Crown Lessor
                          Viking                                     Royalty
---------------------------------------------------------------------------------




                                    171

This is SCHEDULE "A" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser

Page 3

All the above leases are subject to a 5% GORR.
The leases marked with an ** are subject to an additional 6% GORR.


                    Part II - Production Sales Contracts
                   -------------------------------------
                                   [None]


                         Part III - Unit Agreements
                        ---------------------------
                                   [None]


                       Part IV - Facility Agreements
                      -------------------------------
                                   [None]


                                    172

This is SCHEDULE "A" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser

Page 4

                    Part V- Wells and Gathering Systems
                   --------------------------------------

                             Cessford Equipment
                            --------------------


Location (W4M)           License Number        Vendor Interest %
------------------------ --------------------- --------------------
------------------------ --------------------- --------------------
15-27-24-8               0205307               74.56
------------------------ --------------------- --------------------
10-17-24-9               0146609               74.56
------------------------ --------------------- --------------------
10-17-24-9               0176525               74.56
------------------------ --------------------- --------------------
7-30-24-9                163072                74.56
------------------------ --------------------- --------------------
7-30-24-9                0090208               74.56
------------------------ --------------------- --------------------
9-32-24-9                0096821               74.56
------------------------ --------------------- --------------------
12-2-24-10               161668                74.56
------------------------ --------------------- --------------------
12a-2-24-10              163073                74.56
------------------------ --------------------- --------------------
13-2-24-10               0076860               74.56
------------------------ --------------------- --------------------
12-11-24-10              0075362               74.56
------------------------ --------------------- --------------------
14-11-24-10              0145307               74.56
------------------------ --------------------- --------------------
6-14-24-10*              0051035               74.56
------------------------ --------------------- --------------------
6-6-25-7                 0204986               74.56
------------------------ --------------------- --------------------
6-15-25-8                0217157               45.31
------------------------ --------------------- --------------------
8-16-25-8                0217156               45.31
------------------------ --------------------- --------------------
6-20-25-8                0217843               74.56
------------------------ --------------------- --------------------
6-21-25-8                0206367               74.56
------------------------ --------------------- --------------------
10-28-25-8               0209012               74.56
------------------------ --------------------- --------------------
6-4-25-9                 0050887               74.56
------------------------ --------------------- --------------------

                                    173

This is SCHEDULE "A" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser

Page 5

------------------------ --------------------- --------------------
Location (W4M)           License Number        Vendor Interest
                                               (%)
------------------------ --------------------- --------------------
7-5-25-9                 0051972               74.56
------------------------ --------------------- --------------------
6-9-25-9                 0052198               74.56
------------------------ --------------------- --------------------
7-9-25-9                 0412019               74.56
------------------------ --------------------- --------------------
9-11-25-9                0189572               74.56
------------------------ --------------------- --------------------
15-12-25-9               0151802               74.56
------------------------ --------------------- --------------------

------------------------ --------------------- --------------------
     TOTALS
------------------------ --------------------- --------------------

*Dehydrator Located at 6-14-24-10

                                    174

This is SCHEDULE "A" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser

Page 6

                                  Cessford Pipeline
                                  ------------------
            From         To          Outside      Wall
Line        Location     Location    Diameter     Thickness   Length
Number      (W4M)        (W4M)       (inches)     (inches)    (Miles)
----------- -----------  ----------- -----------  ----------- -----------
----------- -----------  ----------- -----------  ----------- -----------
2           6-4-25-9     6-24-24-10  4.50         .125        4.25
----------- -----------  ----------- -----------  ----------- -----------
18          6-24-24-10   6-14-24-10  4.50         .125        1.34
----------- -----------  ----------- -----------  ----------- -----------

----------- -----------  ----------- -----------  ----------- -----------
7           6-14-24-10   3-6-24-10   3.50         .125        4.48
----------- -----------  ----------- -----------  ----------- -----------
17          3-6-24-10    16-36-23-11 3.50         .125         .65
----------- -----------  ----------- -----------  ----------- -----------

----------- -----------  ----------- -----------  ----------- -----------
14          7-30-24-9    6-30-24-9   2.50         .125         .15
----------- -----------  ----------- -----------  ----------- -----------
15          13-2-24-10   12-11-24-10 2.50         .125         .80
----------- -----------  ----------- -----------  ----------- -----------
16          12-11-24-10  6-14-24-10  2.50         .125         .80
----------- -----------  ----------- -----------  ----------- -----------
     Total 4.50 inch line = 5.59
     Total 3.50 inch line = 5.13
     Total 2.50 inch line = 1.75


Replacement Value for Pipeline is projected at $15,000 per inch mile

Calculated As:                4.50*5.59)(15,000) = 377,325
                              3.50(5.13)(15,000) = 269,325
                              2.50(1.75)15,000) =   65,625

                 Total Replacement Value  $712,275

Establish Present Day Value at 75% of replacement value
to allow for repairs if necessary                      $534,206

Vendor's Value at 74.56% Interest =                    $398,300


                                    175

This is SCHEDULE "A" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser

Page 7



            Part VI   Authorizations for Expenditure For Which
                          Purchaser is Responsible
            ----------------------------------------------------

                                   [None]



                  Part VII   Preferential Purchase Rights
                  ---------------------------------------

                                   [None]

       Part VII   Processing, Treating, Transportation and Contract
                            Operating Agreements
       --------------------------------------------------------------

                                   [None]

                            Part IX   Penalties
                           ---------------------


                                   [None]


                                    176

This is SCHEDULE "B" to an Agreement of Purchase and Sale dated March 19, 1999 between STARROCK RESOURCES LTD.as Vendor and PROMAX ENERGY INC.
As Purchaser



                             GENERAL CONVEYANCE
                           Cessford Area, Alberta

     This Conveyance made this 19th day of March,1999.

     BETWEEN.

  STARROCK RESOURCES LTD. having an office in the City of Calgary, in the Province of Alberta (hereinafter called the "Vendor")

                                  - and -

         PROMAX ENERGY INC., a body corporate, having an office in
              the City of Calgary,in the Province of Alberta
                    (hereinafter called the "Purchaser")

     WHEREAS the Vendor has agreed to sell and convey the Vendor's entire right, title, estate and interest in the Assets to the Purchaser and the Purchaser has agreed to purchase and accept all of the Vendor's right, title, estate and interest in and to the Assets;

     THE PARTIES AGREE AS FOLLOWS:

1.   Definitions
     -----------
     In this Conveyance, including the recitals, "Agreement" means the Agreement of Purchase and Sale dated the 19th day of March, 1999, between the Vendor and the Purchaser. In addition, the definitions provided for in the Agreement are adopted in this Conveyance.

2.   Conveyance
     ----------

     The Vendor , for the consideration provided for in the Agreement, the receipt and sufficiency of which is acknowledged by the Vendor, sells, assigns, transfers and conveys the Initial Interest to the Purchaser, and the Purchaser purchases and accepts such interest from the Vendor, TO HAVE AND TO HOLD the same absolutely, subject to the terms of the Agreement, the Permitted Encumbrances and compliance with the terms of the Leases.

3.   Effective Time
     --------------

     This Conveyance is effective as of the Closing Date.


                                    177

4.   Subordinate Document
     --------------------
     This Conveyance is executed and delivered by the Parties pursuant to the Agreement for the purposes of the provisions of the Agreement, and the terms hereof shall be read in conjunction with the terms of the Agreement. The Agreement shall prevail if there is a conflict between the provisions of the Agreement and this Conveyance.

5.   Enurement
     ---------
     This Conveyance ensures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

6.   Further Assurances
     ------------------
     Each Party shall, after the date of this Conveyance, at the request of the other Party and without further consideration, do all further acts and execute and deliver all further documents which are reasonably required to perform and carry out the terms of this Conveyance.

     IN WITNESS WHEREOF the Parties have duly executed this Conveyance.



                                     STARROCK RESOURCES LTD.


                                     PER: /S/ Al Langard
                                     ----------------------------------

                                     PER:
                                     ----------------------------------

                                     PROMAX ENERGY INC.

                                     PER: /S/ Robert Card
                                     ----------------------------------

                                     PER: /S/ J.R. MacMillan
                                     ----------------------------------

                                    178

This is SCHEDULE "C" to an Agreement of Purchase and Sale dated March 19, 1999, between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser



                 VENDOR'S/PURCHASER'S OFFICER'S CERTIFICATE
                --------------------------------------------

                         (REPRESENTATIONS ARE TRUE)


RE: Article 7.00 of the Agreement of Purchase and Sale ("Agreement") dated March 19, 1999, between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser.

Unless otherwise stated, the definitions provided for in the Agreement are adopted in this Certificate.

     I, (name), (position) of (name of party) ("the Vendor" or "the Purchaser") hereby certify that:

     1. Each of the covenants, representations and warranties of the (Vendor/Purchaser) contained in Article 7.00 of the Agreement is true and correct in all material respects as of the Closing Date.

     2. This Certificate is made for and on behalf of the Vendor and is binding upon it, and I am not incurring and will not incur any personal liability whatsoever with respect to it.

     3. This Certificate is made with full knowledge that the Vendor is relying on the same for the Closing of the transactions contemplated by the Agreement.

IN WITNESS WHEREOF I have executed this Certificate the 19th day of March,
1999.

____________________________       ____________________________
WITNESS                            (OFFICER'S NAME)


                                    179

This is SCHEDULE "D" to an Agreement of Purchase and Sale dated March 19, 1999, between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser


                       VENDOR'S OFFICER'S CERTIFICATE
                       ------------------------------

                          (NO SUBSTANTIAL DAMAGE)


RE: Article 9.00 of the Agreement of Purchase and Sale ("Agreement") dated March 19, 1999, between STARROCK RESOURCES LTD, as Vendor and PROMAX ENERGY INC. as Purchaser.


     Unless otherwise stated, the definitions provided for in the Agreement are adopted in this Certificate.

     I, AL LANGARD, President of STARROCK RESOURCES LTD. ("the Vendor") hereby certify that:

     1. To the best of the information, knowledge and belief of the Vendor, there has been no damage to or alteration of the Assets between the Effective Date and the Closing Date that would materially and adversely affect the value of the Assets.

     2. This Certificate is made for and on behalf of the Vendor and is binding upon it, and I am not incurring and will not incur any personal liability whatsoever with respect to it.

     3. This Certificate is made with full knowledge that the Purchaser is relying on the same for the Closing of the transactions contemplated by the Agreement.

IN WITNESS WHEREOF I have executed this Certificate the 19th day of March,
1999.

        /S/ Al Langard"               AL LANGARD, PRESIDENT
       ---------------------         ----------------------------


                                    180

                                  RECEIPT
                                  (G.S.T.)

Starrock Resources Ltd. Hereby acknowledges receipt of the amount of Twenty-Seven Thousand, Seven Hundred One Dollar and Eighty Cents
($27,701.80) from Promax Energy Inc. this day of March, 1999.


                                   Starrock Resources Ltd.
                                   Per: /S/ Al Langard
                                   -----------------------------



                                    181

                                  RECEIPT
                                  (G.S.T.)


Starrock Resources Ltd. Hereby acknowledges receipt of the amount of One Million Eight Hundred Fifty Eight Thousand, Seven Hundred Sixty-Seven Dollars and Seventy-Nine Cents ($1,858,767.79) from Promax Energy Inc. this day of March, 1999.


                                   Starrock Resources Ltd.
                                   Per: /S/ Al Langard
                                   ----------------------------




                                    182

                      NEGATIVE PLEDGE AND UNDERTAKING
                     ---------------------------------


March 19, 1999

STARROCK RESOURCES l TD.
#900, 521- 3 Avenue S.W.
Calgary, Alberta
T2P 3T3


Dear Sirs:

In consideration of Starrock Resources Ltd. {the "Starrock") offering options as set forth in the Agreement of Purchase and Sale dated March 19, 1999 between Promax Energy Inc. and Starrock Resources Ltd., the undersigned undertakes and agrees that it will from time to time, when requested in writing by Starrock, and for so long as the said options remain unexercised by PROMAX ENERGY INC., immediately execute and deliver to, and in favour of Starrock, such further security, in the form Starrock requests on its assets and undertaking, whether now owned or hereafter acquired, including, without limitation, security in the form of fixed charges, floating charges, specific assignments of proceeds and contracts and general assignments of debts.

The undersigned further undertakes and agrees that so long as the said options remain available to PROMAX ENERGY INC., and until the undersigned is released from its obligations under this letter of undertaking, it will maintain its assets and undertaking free from any and all mortgages, liens, charges, or security interests other than those granted to and in favour of Starrock.

Given at the City of  Calgary, in the Province of Alberta


                                     PROMAX ENERGY INC.

                                     Per: /S/ Robert Card
                                     ----------------------------

                                     Per: /S/ J.R. McMillan
                                     ----------------------------



                                    183

                     PURCHASER'S OFFICER'S CERTIFICATE
                    -----------------------------------

                         (REPRESENTATIONS ARE TRUE)


RE: Article 7.00 of the Agreement of Purchase and Sale (" Agreement") dated March 19, 1999, between STARROCK RESOURCES LTD. As Vendor and PROMAX ENERGY INC. as Purchaser.

     Unless otherwise stated, the definitions provided for in the Agreement are adopted in this Certificate.

     I, Robert L. Card, Chairman of the Board of Directors of Promax Energy Inc. ("the Purchaser") hereby certify that:

     1. Each of the covenants, representations and warranties of the Purchaser contained in Article 7.00 of the Agreement is true and correct in all material respects as of the Closing Date.

     2. This Certificate is made for and on behalf of the Purchaser and is binding upon it, and I am not incurring and will not incur any personal liability whatsoever with respect to it.

     3. This Certificate is made with full knowledge that the Purchaser is relying on the same for the Closing of the transactions contemplated by the Agreement.

IN WITNESS WHEREOF I have executed this Certificate the 19th day of March,
1999.

     /S/ J.R. MacMillan              /S/ Robert Card
    --------------------            --------------------
     WITNESS                         ROBERT L.CARD




                                    184

                       VENDOR'S OFFICER'S CERTIFICATE
                     ---------------------------------

                          (NO SUBSTANTIAL DAMAGE)

RE: Article 9.00 of the Agreement of Purchase and Sale ("Agreement") dated March 19, 1999, between STARROCK RESOURCES LTD, as Vendor and PROMAX ENERGY INC. as Purchaser.


     Unless otherwise stated, the definitions provided for in the Agreement are adopted in this Certificate.

     I, AL LANGARD, President of STARROCK RESOURCES LTD. ("the Vendor") hereby certify that:

     1. To the best of the information, knowledge and belief of the Vendor, there has been no damage to or alteration of the Assets between the Effective Date and the Closing Date that would materially and adversely affect the value of the Assets.

     2. This Certificate is made for and on behalf of the Vendor and is binding upon it, and I am not incurring and will not incur any personal liability whatsoever with respect to it.

     3. This Certificate is made with full knowledge that the Purchaser is relying on the same for the Closing of the transactions contemplated by the Agreement.

IN WITNESS WHEREOF I have executed this Certificate the 19th day of March,
1999.

                                     /S/ Al Langard
                                     --------------------------
                                     AL LANGARD, PRESIDENT



                                    185

                       VENDOR'S OFFICER'S CERTIFICATE
                      -------------------------------

                         (REPRESENTATIONS ARE TRUE)

RE: Article 7.00 of the Agreement of Purchase and Sale ("Agreement") dated March 19, 1999, between STARROCK RESOURCES LTD. as Vendor and PROMAX ENERGY INC. as Purchaser.

     Unless otherwise stated, the definitions provided for in the Agreement are adopted in this Certificate.

     I, Al Langard, President, of Starrock Resources Ltd.. ("the Vendor") hereby certify that:

     1. Each of the covenants, representations and warranties of the Vendor contained in Article 7.00 of the Agreement is true and correct in all material respects as of the Closing Date.

     2. This Certificate is made for and on behalf of the Vendor and is binding upon it, and I am not incurring and will not incur any personal liability whatsoever with respect to it.

     3. This Certificate is made with full knowledge that the Vendor is relying on the same for the Closing of the transactions contemplated by the Agreement.

IN WITNESS WHEREOF I have executed this Certificate the 19th day of March,
1999.


                                     /S/ Al Langard
                                     ------------------------
                                     AL LANGARD, PRESIDENT


                                    186

May 1, 1999

PROMAX ENERGY INC.

#810, 1122- 4th Street S.W.
Calgary , Alberta
T2M 1M1

Attention: Mr. Barclay Hambrook, President

Dear Mr. Hambrook

Re: Fixed and Floating Charge Debenture Granted by Promax Energy Inc. ("Promax") to Starrock Resources Ltd. ("Starrock")

In conjunction with the closing of the transactions contemplated in the Agreement of Purchase and Sale dated March 19,. 1999 (" Agreement") between Starrock and Promax, Promax granted Starrock a Fixed and Floating Charge Debenture ("Debenture"), charging all property conveyed to Promax pursuant to the Agreement. As per instructions from Starrock, we did not register the Debenture with the Personal Property Registry of Alberta or by way of caveat or security notice against any leases conveyed to Promax. We have been instructed by Starrock to inform Promax that it is terminating the Debenture. The cancellation of the Debenture does not, however, abrogate, extinguish or diminish the obligations of Promax pursuant to the Agreement.

Sincerely,

/S/ Al Langard
------------------
AL LANGARD



                                    187

/Letterhead/
                        DRUMMOND PHILLIPS & SEVALRUD
                          Barristers & Solicitors
                                                             Allan L. Holme
                                                      Direct Line: 221-8705
                                                    Assistant: Linda Wilson
                                                      Direct Line: 221-8719
                                                  Our File No: 12771/06/MJL

April 5, 1999

Mr. Al Langard
Starrock Resources Ltd.
Box 19, Site 10, RR 4
Calgary , Alberta
T2M 4L4

Dear  Mr. Langard:

Re: Sale by Starrock Resources Ltd. ("Starrock") to Promax Energy Inc. ("Promax")of Assets in Cessford Area of Alberta

We confirm completion of the above noted matter and accordingly enclose herewith the following:

     1. fully executed copy of the Fixed and Floating Charge Debenture granted by Promax to Starrock, charging all property in Schedule" A" and after acquired property in the "Secured Property Area It as defined in item (k) on page 3;

     2.   our statement of account for services rendered herein.

We confirm your previous instructions during our meeting of March 8, 1999, that we are not to register the enclosed debenture at the Personal Property Registry of Alberta or by way of caveat or security notice against the leases. However, we have recommended that such registrations be effected to protect Starrock's security and maintain its priority over other creditors of Promax or third party purchasers of the assets. We will await your further instructions in this regard.

We understand that you have complete copies of all other closing documentation. Should you require another copy of any of the closing documents, please do not hesitate to contact our office directly.

We trust you will find the foregoing and enclosed satisfactory and thank you for allowing us to be of service to you in this matter.

Yours very truly,

DRUMMOND, PHILLIPS & SEVALRUD

/S/ Allan Holme

ALLAN L. HOLME


             900, 521 3rd Avenue S.W. Calgary, Alberta T2P 3T3
          E-mail: dpslaw@telusplanet.net  Facsimile: 403.264.6654
                          Telephone: 403.221.8700

                                    188

                    FIXED AND FLOATING CHARGE-DEBENTURE
                    ------------------------------------
1. PROMAX ENERGY INC., a corporation incorporated having an office in the City of Calgary, in the Province of Alberta (hereinafter called the "Corporation"), for value received as security for the Corporation's obligations under an Agreement of Purchase and Sale dated March 19, 1999 between the Corporation and Starrock Resources Ltd. ('' Agreement of Purchase and Sale"), hereby acknowledges itself indebted and promises to pay to STARROCK RESOURCES LTD. (who and whose successors and assigns as holders of this Debenture are hereinafter collectively called the "Holder"), the sum of FOUR MILLION NINE HUNDRED AND FORTY TWO THOUSAND SEVEN HUNDRED AND SIXTY-EIGHT DOLLARS AND THIRTY FIVE CENTS ($4,942,768.35) being the Option Interest Purchase Price and also to pay to the Holder the Exercise Bonus Amount(s) payable under the Agreement of Purchase and Sale, in lawful money of Canada (hereinafter called the "principal sum") at #900, 521- 3 A venue S.
     W. , the City of Calgary, in the Province of Alberta, Canada.


2. In this Debenture, including this clause and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith :

     (a) "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, licence, authorization or other direction or requirement (including, without limitation, any of the foregoing which relates to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any federal, provincial, county, municipal or other government, department, commission, board, court, agency or any other instrumentality or any of them, that exercises jurisdiction over the Corporation or any part of the Mortgaged Premises;

     (b) "hydrocarbons" means solid, liquid and gaseous hydrocarbons and any natural gas whether consisting of a single element or of two or more elements in chemical combination or uncombined and any other substances, whether a hydrocarbon or not, produced in association therewith and, without restricting the generality of the foregoing, includes oil-bearing shale, tar sands, crude oil, petroleum, helium and hydrogen sulphide;

     (c) "lien hereto" or "lien hereof" or "lien of this Debenture" means the security created or expressed to be created or required to be created by the Corporation by any provision of this Debenture;


     (d) "Mortgaged Premises" and "Mortgaged Property" mean all of the undertaking, property and assets, both present and future, of the Corporation, of whatsoever nature and kind and wheresoever situated, that are from time to time subject to any security interests, mortgages, liens, assignments, transfers, hypothecations, pledges or charges created under or secured by this Debenture" or by any indenture supplementary hereto and includes the Specifically Mortgaged Property and the Specifically Assigned Property.

     (e) "Operating equipment" means all surface and subsurface machinery, apparatus, equipment, facilities and other property and assets of whatsoever nature and kind (excluding drilling rigs, service

                                    189
          rigs, trucks, automotive equipment or other property or assets taken on the said lands or any part thereof to drill, service, stimulate or rework any well or wells or to conduct any other temporary operations on the said lands relative to exploring for or producing hydrocarbons) now or hereafter located on any of the said lands that are used or useful for the production, treatment, storage or transportation of any of the hydrocarbons including, without limiting the generality of the foregoing, oil wells, gas wells, water wells, injection wells, disposal wells, casing, tubing, rods, pumps and pumping equipment, christmas trees and other wellhead equipment, separators, flow lines, tanks, treaters, heaters, plants and systems to gather, treat and/or compress hydrocarbons, plants and systems to treat, dispose of or inject water or other substances, power plants, poles, lines, transformers, starters, controllers, machine shops, tools, spare parts and spare equipment, telegraph, telephone, radio and other communication equipment, racks, storage facilities, land records, contracts and seismic and geological data;

     (f)  "permitted encumbrances" means:

          (i) liens for taxes not yet due or the validity of which is being contested in good faith by the Corporation and liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated by a responsible representative of the Corporation and in respect of which the Corporation has set aside cash reserves sufficient to fully pay and satisfy the same;

          (ii) undetermined or inchoate liens or charges incidental to current operations which have not at the time been duly registered in accordance with applicable law against the Corporation or its property and of which no notice has been served upon the Corporation in accordance with such law and in respect of which the Corporation has set aside cash reserves sufficient to fully pay and satisfy the same;


          (iii)liens incurred or created in the ordinary course of business on the Specifically Mortgaged Premises in favour of any other person who is conducting the development or operation of the Specifically Mortgaged Premises the cost of which would otherwise have been paid by the Corporation and in respect of which the Corporation has set aside cash reserves sufficient to fully pay and satisfy the same;

          (iv) pooling or unitization agreements hereinafter entered into by the Corporation in the ordinary course of business covering any part of the Specifically Mortgaged Premises;


          (v) assignments now or at any time hereinafter made by the Corporation to the Holder covering all or any part of the petroleum and natural gas rights owned from time to time by the Corporation whether or not the same form part of the Specifically Mortgaged Premises or otherwise, such assignments being made as collateral security for any present or future debts, liabilities or obligations of the Corporation to the Holder'

                                    190
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          (vi) easements or rights in land granted to public utilities, pipe line owners, common carriers or similar bodies or to any municipality or governmental or other public authority which are not of such nature as to prevent or materially affect the use, for the purposes of the Corporation, of the Specifically Mortgaged Premises that is subject thereto;

          (vii) any interest of a third party under any pooling, unit, development, farmout, royalty or operating agreement affecting the petroleum and natural gas rights forming part of the Specifically Mortgaged Premises in effect at the date hereof,

        (viii) any lease or sublease of substances other than hydrocarbons granted by the Corporation; provided that any such lease or sublease does not interfere with the enjoyment by the Corporation of the Specifically Mortgaged Premises;

          (ix) any right of first refusal contained in any instrument affecting petroleum and natural gas rights comprising part of the Specifically Mortgaged Premises that is customary in the oil and gas industry in Canada; and

          (x) any general and specific assignment now or at any time hereafter made by the Corporation to the Holder of the book debts and accounts receivable of the Corporation to secure any of the present or future debts, liabilities or obligations of the Corporation to the Holder;

     (g) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity recognized by law;

      (h) "petroleum and natural gas right" means any leasehold, permit, working royalty, overriding royalty, net profits, fee, mineral or other interest, estate or right in or in respect of any hydrocarbons including, without restricting the foregoing, any interest of the Corporation described in Schedule "A" hereto, .

     (i) "Receiver" means any receiver of all or any part of the Mortgaged Premises appointed pursuant to clause 17 hereof either by the Holder or by a court having jurisdiction and includes a receiver-manager;

     (j) "said lands" means all of those lands in or in respect of which the Corporation now holds or hereafter acquires a petroleum and natural gas right and includes those lands that are described in Schedule "A" hereto;

     (k) "Secured Property Area " means the geographic area described as Townships 23, 24, 25, 26 and Ranges 7, 8, 9, 10, all West of the Fourth Meridian;

     (l) "Specifically Assigned Property" means the hydrocarbons, together with the proceeds therefrom and receivables and all other monies accruing from time to time to the Corporation in respect of the Specifically Mortgaged Premises or any of them and referred to in subclause 4(b) hereof,
                                    191
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
     (m) "Specifically Mortgaged Premises" or "Specifically Mortgaged Property" means the properties, interests, rights and privileges of the Corporation set forth in subclause 4(a) hereof; and

     (n) "this Debenture", "hereby", "hereof" and "hereunder" means this instrument and every instrument entered into supplementary hereto or in implementation hereof;

     (o) all initially capitalized terms used and not otherwise defined herein shall have the meanings ascribed to those terms in the Agreement of Purchase and Sale.

3. This Debenture is not one of a series of debentures but is a single debenture, and no other debenture or other security (save and except for permitted encumbrances) shall rank in priority over or pari passu with this Debenture as a charge upon the interest of the Corporation in the Mortgaged Premises except any security granted by the Corporation to Holder.

4. As security for the payment of the principal sum, interest and all other monies from time to time secured hereby and as security for the performance and observance of the covenants, obligations and agreements on the part of the Corporation contained in this Debenture:

     (a ) the Corporation hereby grants, conveys, assigns, transfers, sets over, pledges, mortgages and charges as and by way of a first, fixed and specific mortgage, assignment and charge to and in favour of the Holder (subject only to the exception as to leaseholds hereinafter contained), the right, title and interest of the Corporation equal to the Unexercised Option Interest in and to:

          (i) the lands described in Schedule "A" hereto;

          (ii) the petroleum and natural gas rights held by the Corporation in the lands including the petroleum and natural gas rights of the Corporation described in Schedule "A" hereto;

          (iii)all lands that are or may be pooled or unitized with the lands described in Schedule "A" hereto;

          (iv) all operating equipment located on the lands described in Schedule "A"'

          (v) all leases, licences, permits, reservations, agreements, authorizations and other instruments under which the Corporation derives, holds, operates or maintains the petroleum and natural gas rights in the lands described in Schedule "A" and all rights, benefits, privileges and advantages of the Corporation to be derived therefrom;

          (vi) all contracts for the purchase or utilization of hydrocarbons from or allocated to the lands described in Schedule "A"; and

          (vii) all servitudes, leases, licences, privileges, easements, rights-of-way, rights of ingress or egress and other surface rights under which the Corporation derives or holds the right to drill for, produce, store, gather, treat or process hydrocarbons upon or in respect of the lands described in Schedule "A"'

                                    192
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
     (b) the Corporation hereby grants, bargains, sells, pledges, assigns, transfers, sets over and delivers unto the Holder, the right, title and interest equal to the Unexercised Option Interest now held and hereafter acquired by the Corporation in and to the:

          (i) all hydrocarbons produced from or allocated to the interest of the Corporation in the lands described in Schedule "A",

          (ii) all monies and proceeds derived from the sale or utilization of the hydrocarbons referred to in paragraph (i) of subclause 4(b) hereof;

          (iii) all monies receivable under contracts for the purchase, operation or utilization of hydrocarbons from or allocated to the interest of the Corporation in the lands described in Schedule "A"; and

          (iv) all proceeds accruing to the credit of the Corporation from time to time as a result of its ownership or operation of its interest in the petroleum and natural gas rights in the lands described in Schedule "A"; and

     (c) the Corporation hereby mortgages, pledges and charges as and by way of a floating charge to and in favour of the Holder (subject to the exception as to leaseholds hereinafter contained) and grants a security interest to the Holder in

          (i) the Corporation's estate and interest (equal to the Unexercised Option Interest) in any real property, both present and future located within or forming part of the Secured Property Area; and

          (ii) an interest (equal to the Unexercised Option Interest) in the Corporation's undertaking and all of the property and assets of the Corporation for the time being, both present and future, of whatsoever nature and kind and wheresoever situated

          (other than such property, assets, hydrocarbons and revenues of the Corporation as are validly and effectively subject to the fixed and specific mortgage, assignment and/or charge under subclauses (a) and (b) of this clause 4 or under any supplemental indenture hereto), including, without in any way limiting or
          restricting the generality      of the foregoing, its uncalled
          capital and all present and future incomes, monies, sources of money, revenues, rents, creditors, accounts receivable, book debts, negotiable and non-negotiable instruments, shares, stocks, bonds, debentures, securities, choses in action, goodwill, trade marks, patents and patent rights, processes, inventions, franchises, powers, privileges, licences and all other property and things of value, real or personal, tangible or intangible, legal or equitable, that the Corporation may be possessed of or entitled to or that may at any time hereafter be acquired by the Corporation.

     TO HAVE AND TO HOLD the Mortgaged Premises and rights hereby conferred on the Holder for the use and purposes and with the power and authority and subject to the terms, conditions, provisos, covenants and stipulations herein expressed.

                                    193
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

     The mortgages and charges created and secured hereby shall not extend or apply to the last day of the term of any lease, whether oral or written, now held or hereafter acquired by the Corporation but should such mortgages or charges become enforceable and the Holder shall have determined to enforce the same, the Corporation shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any person who may acquire such term or the part thereof hereby mortgaged and charged in the course of any enforcement of the said mortgages and charges or any realization of the subject matter thereof.

     Notwithstanding the provisions contained in this clause 4, the Corporation shall remain liable to perform and observe all of its duties and obligations in respect of the Mortgaged Property to the same extent as if this Debenture had not been executed and the exercise by the Holder of any of its rights under this clause 4 shall not release the Corporation from performing and observing such duties and obligations and the Holder shall have no liability for the performance or observance of such duties or obligations by reason only of the execution and delivery of this Debenture.

5. (a) All parties producing, purchasing, taking, processing or receiving any hydrocarbons produced from or allocable to the interest of the Corporation in the said lands, or having in their possession any such hydrocarbons or proceeds therefrom, for which they or others are accountable to the Holder by virtue of the provisions of this Debenture, are authorized and directed to treat and regard the Holder as the assignee and transferee of the Corporation and entitled in the place and stead of the Corporation to receive the said hydrocarbons and the proceeds therefrom and are authorized and directed to remit all such proceeds directly to the Holder. and such parties and each of them shall be fully protected in so treating and regarding the Holder as such assignee and transferee and shall be under no obligation to see to the application by the Holder of any such proceeds received by it. The Corporation will, at the request of the Holder, furnish the Holder with the names of all parties purchasing or receiving such hydrocarbons and the names of all parties having in their possession such hydrocarbons or proceeds therefrom for which they or others are accountable to the Holder by virtue of this Debenture.

     (b) If the Corporation shall receive all or any portion of the proceeds of any sale or utilization of hydrocarbons or other monies that under subclause 4(b) hereof have been assigned to the Holder, the Corporation will hold such proceeds in trust for the Holder and will forthwith cause such proceeds to be remitted to the Holder.

     (c) The Corporation will execute, if and whenever requested by the Holder, transfers and division orders and all other appropriate instruments for the purpose of effecting the assignment made by the Corporation by subclause 4(b) hereof and the payment to the Holder of the production, proceeds and monies so assigned. The Corporation covenants to warrant and forever defend the title of the Holder to all proceeds of hydrocarbons and to all other monies received in accordance with the provisions hereof by the Holder and to hold the Holder and the purchaser or purchasers of

                                    194
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
          such hydrocarbons harmless against all liability and expense on account of any adverse claim asserted to any of such proceeds or monies. The covenants and indemnity in this subclause 5(c) contained and the lien hereof to secure the same shall survive and continue in full force and effect notwithstanding the payment of the principal sum, interest and other monies secured hereby and the release of the security of this Debenture.


     (d) All monies received by the Holder pursuant to the assignment contained in subclause 4(b) hereof shall be applied towards payment of the principal sum, interest and other monies secured hereby.

     (e) Any monies received by the Holder pursuant to this Debenture and remaining after payment in full of the principal sum, interest and of all other monies secured hereby shall, subject to the rights of other creditors of the Corporation, be paid to the Corporation, free of the assignment contained in subclause 4(b) hereof and without further obligation hereunder with respect thereto.

     (f) The Holder shall not be liable to ascertain the purchasers and the other persons liable for the payment of the proceeds and other monies assigned under subclause 4(b) hereof, or for its failure to collect or exercise diligence in collecting funds assigned hereunder and shall be accountable only for sums actually received by the Holder.

     (g) Nothing contained in this clause 5 shall, or shall be deemed, to limit the scope or effect of clause 4 hereof, or to detract from or limit the rights or remedies of the Holder under the provisions hereof including, without limitation, the right of the Holder, through a Receiver or otherwise, to collect and receive as part of the income from the Specifically Mortgaged Property all of the Corporation's income from the said lands, contracts, interests and rights described or referred to in clause 4 hereof.

     (h) Nothing contained herein shall detract from or limit the absolute obligation of the Corporation to make payment of all monies owing hereunder at the time and in the manner provided herein and to perform or observe hereunder, regardless of whether the proceeds or production assigned by subclause 4(b) hereof are sufficient to pay the same, or whether the assignment herein is operative or whether the proceeds or production assigned by subclause 4(b) hereof have been applied in accordance with the foregoing provisions of this clause 5, and the rights under this clause 5 shall be in addition to all other security of any and every character now or hereafter held by the Holder for the obligations of the Corporation secured hereby.

      (i) Whenever the principal sum, interest and other monies hereby secured shall have been paid in full and all covenants contained in this Debenture shall have been fulfilled, all to the satisfaction of the Holder, then the assignment contained in subclause 4(b) hereof shall become void and of no effect and the Holder, upon request of the Corporation, shall execute and deliver to, and at the expense of, the Corporation an instrument of release and satisfaction of the assignment contained in subclause 4(b) hereof. Until the purchaser of any hydrocarbons that are the subject of the lien hereof or other
                                    195
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
          person liable for the payment of monies assigned by the terms of subclause 4(b) hereof shall have received a certified copy of such an instrument of release and satisfaction or other contrary instructions from the Holder, such purchaser or other person shall make payment in accordance with the authorization and direction of this clause. The assignment evidenced by subclause 4(b) hereof shall also become void and of no effect with respect to any of the Specifically Mortgaged Property that is sold on enforcement of this Debenture, whether pursuant to the powers herein provided for or pursuant to an order of a court having jurisdiction.

6. Unless and until an Event of Default shall have occurred and be continuing and the Holder shall have determined to enforce the security hereof, the Corporation shall be permitted, in the same manner and to the same extent as if this Debenture had not been executed, but subject to the express terms hereof, to possess, operate, manage, use and enjoy the Mortgaged Premises (except for the Specifically Assigned Property that has been assigned to the Holder pursuant to subclause 4(b) hereof), to exercise discretion with respect to the drilling of or participation in wells relating to the petroleum and natural gas rights, to produce and sa'/e the hydrocarbons comprised therein and freely to control its business.

7.   The Corporation represents and warrants to the Holder as follows:

     (a) The Corporation is a corporation duly organized, legally existing and in good standing under the laws of the Province of Alberta and is duly authorized to do business in each other jurisdiction where a failure so to qualify would have a materially adverse effect on the business or operations of the Corporation.

     (b) The Corporation is duly authorized and empowered to execute, deliver and perform its obligations under this Debenture and all corporate action on the part , of the Corporation for the due execution, delivery and performance by the Corporation of this Debenture has been duly and effectively taken.

      (c) The Corporation has all rights purported to be vested in it or any of its predecessors in title under each and every one of the documents and instruments under which it derives and holds its petroleum and natural gas rights in the said lands and its rights to the production and revenues in respect thereof and that are subject to the security hereof and all of such documents and instruments are in full force and effect in accordance with their terms.

     (d) This Debenture constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except that such enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and that specific performance of equitable remedies is subject to the discretion of the courts before which such remedies are sought).

     (e) This Debenture does not and will not violate any provisions of the articles or certificate of incorporation or continuance, as the case may be, or the by-laws of the Corporation, or any contract, agreement, instrument or Governmental Requirement to which the Corporation is subject or result in the creation or

                                    196
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
          imposition of any lien upon the Mortgaged Premises, other than the lien of this Debenture and any lien created by the permitted encumbrances.

     (f) No registration or filing with, or approval by, or consent of, any Person is required to be made or obtained by the Corporation in connection with the execution, delivery or performance of this Debenture, except as may be necessary to perfect the lien hereof.

     (g) The Corporation has good and marketable title to the Mortgaged Property that is subject to the lien hereof, free from any lien, charge, encumbrance, claim, or notice, except for permitted encumbrances and the lien of this Debenture.

     (h)  The Corporation :

          (i)  is not in violation of any Governmental Requirement; and

          (ii) has not failed to obtain any licence, permit, franchise or other governmental authorization necessary to its ownership of the Mortgaged Premises or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a material adverse effect upon the business or operations of the Corporation.


8.   The Corporation covenants and agrees with the Holder:

     (a ) to warrant and forever defend all and singular the Mortgaged
          Premises unto the Holder against every person whosoever lawfully claiming or attempting to claim the same or any part thereof, .

     (b) to pay the principal sum, interest and other monies hereby secured, together with other appurtenant charges thereon, in accordance with the terms of this Debenture;

     (c) to carry on and continuously conduct its business in respect of the Mortgaged Premises in a lawful, efficient, diligent and businesslike manner and in accordance with good oilfield practice;

     (d) to keep and maintain proper books of account and records accurately covering all aspects of the business and affairs of the Corporation relating to the Mortgaged Premises and to permit authorized officers, employees or agents of the Holder to inspect the same during regular business hours;

     (e) to advise the Holder in writing of the particulars of any acquisition by the Corporation of an interest in land located within the Secured Property Area, such particulars to be sufficiently detailed to the Holder's satisfaction;

     (f) to fully pay and discharge as and when the same become due and payable all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the Corporation, or the Mortgaged Premises, or any part thereof, and if the Corporation fails to pay any of such taxes, rates, duties or assessments and if it is not in good faith contesting the same, the Holder may pay, but shall not be obligated to pay, the same and any amounts so paid by the Holder shall become and form part of the principal sum secured hereby and shall bear interest at the rate aforesaid until paid; and
                                197

     (g) to give notice to the Holder promptly of any Event of Default or of any event which with notice or lapse of time, or both, would constitute an Event of Default hereunder.

9. The Corporation further covenants and agrees with the Holder as follows:

     (a) The Corporation will keep and maintain in good standing all petroleum and natural gas rights that are subject to the lien hereof and will observe and perform all of its covenants and obligations under the instruments evidencing the same to the extent necessary to preserve the value of the Mortgaged Premises and in particular will to the extent necessary as aforesaid, in timely fashion pay all rentals, delay rentals, royalties and other charges accruing and payable from time to time thereunder.

     (b) The Corporation will conduct all drilling and production operations on the said lands in such a manner as to comply with the respective covenants and obligations contained in the various instruments under which it derives and holds its interest .in the said lands.

     (c) The Corporation will not, without the prior written consent of the Holder, surrender, quit claim or permit to lapse any document or instrument assigned and pledged under subclause 4(a) hereof if, as a result thereof, the value of the Specifically Mortgaged Property would be diminished.

     (d) The Corporation will maintain in good standing and will observe and perform all of its covenants and obligations under any agreement or instrument forming part of the Specifically Mortgaged Property now in existence or hereafter entered into by the Corporation and that is subject to the lien hereof.

     (e) The Corporation will keep in good standing all rights-of-way, rights-of-access, surface leases and other surface rights upon and across the said lands that are necessary or required in connection with the operations being carried on by or for the account of the Corporation thereon for the production, treating, storing or transporting of hydrocarbons and the Corporation will not abandon or dispose of the same, if they are necessary or desirable for the proper and efficient operation of the Specifically Mortgaged Property.

     (f) The Corporation will keep and maintain in good repair and condition all of the operating equipment reasonably necessary for the production, treating, transporting and storage of hydrocarbons produced from or allocated to the said lands and will not abandon or dispose of the same if they are necessary or useful in the proper and efficient operation of the Specifically Mortgaged Property, except upon substitution therefore other equipment adequate for those purposes.

     (g) The Corporation will maintain and protect from diminution the productive capacity of each producing well on the said lands, but shall not be prevented from shutting in or abandoning a well that is not economic to produce.

     (h) The Corporation will cause to be afforded to one or more authorized representatives of the Holder, the opportunity at any reasonable time during business hours to make such inspection as such representative or representatives shall deem proper of any
                                    198
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
          of the Mortgaged Premises to the extent that the Corporation itself is entitled to inspect the Mortgaged Premises.


     (i) The Corporation will not, without the prior written consent of the Holder, make or permit to be made any material amendment to or modification of any document or instrument that would have the effect of diminishing the value of the Specifically Mortgaged Property or of impairing the security of this Debenture.

     (j) The Corporation will duly perform and observe all duties, covenants, agreements and obligations on its part to be performed or observed under all documents and instruments affecting, relating to or comprising a part of the Mortgaged Premises and, unless otherwise approved of in writing by the Holder, the Corporation will maintain or cause to be maintained all such documents and instruments, insofar as and to the extent that they relate to the Mortgaged Premises, in full force and effect in accordance with their terms.

     (k) The Corporation will punctually take all measures reasonably necessary in the circumstances to enforce promptly the performance and observance of the obligations of all other Persons under each of the leases, agreements, contracts, documents and other instruments constituting part of the Specifically Mortgaged Premises or pertaining or relating to the Specifically Mortgaged Premises.

      (l) The Corporation will from time to time and at any time, at the request of the Holder, furnish the Holder with any detailed information requested concerning the Mortgaged Premises as may be available to the Corporation.

     (m) In the event of any damage or loss, from any cause whatsoever, to any property, any interest in which is now or hereafter included in the Specifically Mortgaged Property, the Corporation will forthwith repair such damage and replace such loss unless the repair of such damage or the replacement of loss is unnecessary or uneconomic for the production of hydrocarbons from within, upon or under the said lands.

     (n) The Corporation will proceed with due diligence to correct any defect in title to the Specifically Mortgaged Property should any such defect exist or be found to exist after the execution and delivery of this Debenture and will give immediate written notice of any such defect to the Holder upon becoming aware of such defect.

     (o) The Corporation will ensure that all the duties, agreements and obligations performable by it under each contract constituting a part of, or applicable to, the Specifically Mortgaged Property are duly performed and will maintain each such contract in full force and effect, except with the prior written approval of the Holder.

     (p) The Corporation will punctually take all measures reasonably necessary or desirable in the circumstances to enforce or cause to be enforced promptly the performance by the purchaser and other contracting parties under each contract constituting a part of, or applicable to, the Specifically rvlortgaged Property, of all of the obligations of the purchaser and other contracting parties under such contract.

                                    199
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
     (q) Where, under the provision of any contract included or applicable to the Specifically Mortgaged Property, the contracting party, other than the Corporation, may perform some act only with the permission of the Corporation, the Corporation will ensure that such approval or consent is not given unless the consent of the Holder is first obtained, if the doing of such act by that contracting party may have a material adverse effect on the security of this Debenture.

     10. (a) The Corporation covenants that at all times during the continuation of this security, it will keep such of the Mortgaged Premises that are of an insurable nature and are of a character usually insured by companies owning or operating similar premises insured with responsible insurers, against loss or damage by fire and other causes customarily insured against by similar companies owning or operating the same or similar premises in Canada and within limits of coverage acceptable to the Holder. Unless otherwise agreed to in writing by the Holder, the losses under all such insurance shall be payable firstly to the Holder as its interest may appear.

     (b) The Corporation agrees that so long as it remains indebted to the Holder, it will, unless otherwise requested in writing by the Holder, maintain with reputable insurers third party public liability and property damage insurance covering all operations of the Corporation within limits of coverage usually carried by owners owning or operating the same or a similar type and size of business as that being conducted by the Corporation.

     (c) The Corporation will, upon the request of the Holder, deliver to the Holder certified copies of all policies or contracts of insurance being carried by the Corporation pursuant to the terms hereof, together with such certificates of insurance as the Holder may reasonably require and evidence that the premiums on all such insurance have been paid.

     (d) If the Corporation should fail to take out or maintain all or any of the insurance required to be carried by the Corporation pursuant to the terms of this Debenture, the Holder may, but shall not be obliged to, take out some or all of such insurance and all sums expended by the Holder in effecting such insurance shall forthwith become due and be payable by the Corporation to the Holder and until paid shall form part of the principal sum secured hereby and shall bear interest at the aforesaid rate to the fixed and specific lien and charge hereof or as the Holder or its legal counsel deems necessary or advisable for the perfection and protection of the mortgages, liens, charges, assignments and all other security interests created or intended to be created hereby and the rights conferred or intended to be conferred upon the Holder under this Debenture. The Corporation, at its cost and expense, will cause this Debenture and all such supplementary and corrective instruments and other documents and assurances to be promptly filed and refiled, registered and reregistered and deposited and redeposited, in such manner, in such offices and places and at such times and as often as may be required by law or as may be necessary or desirable to perfect and preserve the mortgages, liens, charges, assignments and all other security interests created or intended to be created hereby and the rights conferred or intended to be conferred upon the Holder under this Debenture, and will cause to be furnished promptly to the Holder evidence satisfactory to the Holder of such filing, registering and depositing, all at the cost and expense of the Corporation.
                                    200

14. If the Corporation shall fail to perform any act that it is required to perform hereunder, or to pay any money that the Corporation is required to pay under the terms of this Debenture, including any expenses, payments and outlays incurred by the Holder hereunder, the Holder may perform or cause to be performed such act at the Corporation's expense, and may pay such money at the Corporation's expense, and thereupon, without prejudice to the rights of the Holder to damages and other remedies available at law or in equity hereunder or otherwise, the Corporation will immediately repay to the Holder all expenses so incurred and all amounts so paid by the Holder together with interest thereon, at a rate per annum set forth in clause 1 hereof, from and after the date of incurring such expenses or the making of such payments. The amount of all such expenses and payments together with interest thereon shall be added to the principal sum hereby secured and shall form a part of the same and shall be secured by this Debenture and, to the extent the Holder may be entitled to the same by way of subrogation, the rights against the Corporation of the Person who has received payment thereof from the Holder.


15. If any one or more of the following Events of Default occurs, the Holder may, at its sole option, exercise and on all of the remedies available to it in this Debenture and the Agreement of Purchase and Sale and any other remedies available to it at law or in equity.

16. The Holder may waive any breach by the Corporation of any of the provisions contained in this Debenture or any default by the Corporation in the observance or performance of any covenant, agreement or condition required to be kept, observed or performed by the Corporation under the terms of this Debenture; provided always that no act or omission of the Holder in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or to affect the rights of the Holder resulting therefrom.

17. Nothing done by the Holder in possession of the Mortgaged Premises shall render the Holder a mortgagee in possession or responsible as such, or in any way limit or curtail the remedies of the Holder as a mortgagee or creditor under any applicable law or statute.

18. If the security hereby constituted shall become enforceable, the Holder may, either before or after any entry, sell and dispose of all or any part of the Mortgaged Premises either as a whole or in several portions thereof, at public auction or by public tender or by private sale at such time or times and on or subject to such terms and conditions as the Holder may determine, and it shall be lawful for the Holder to make such sale, either for cash or upon credit or partly for cash and partly upon credit, and with or without advertisement, and upon such reasonable conditions as to upset, reserve bid or price and as to terms of payment as the Holder may deem proper, and the Holder may also rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred hereunder and adjourn any such sale from time to time and may execute and deliver to the purchaser or purchasers of the Mortgaged Premises or any part thereof good and sufficient title to the same, the Holder being hereby constituted irrevocably the attorney of the Corporation for the purpose of making such sale and for executing all deeds and documents appertaining thereto and any such sale made as aforesaid shall be a perpetual bar both at law and in equity against the Corporation and all other persons claiming the said property or any part thereof, by, from, through or under the Corporation.
                                    201

19. Upon payment by the Corporation to the Holder of the principal sum, interest and all other monies secured by this Debenture and provided the security hereby constituted shall not have become enforceable, the Holder shall, upon written request of the Corporation, deliver up this Debenture to the Corporation and shall, at the expense of the Corporation, release and discharge the security hereby constituted and execute and deliver to the Corporation such deeds or other documents as shall be requisite to release and discharge this Debenture and the security afforded hereby, . provided, however, that this Debenture may be assigned, pledged, hypothecated or deposited by the Corporation as security for advances or loans to or for indebtedness or other obligations or liabilities (contingent or otherwise) of the Corporation and in such event this Debenture shall not be deemed to have been discharged or redeemed by reason of the account of the Corporation having ceased to be in debit balance while this Debenture remains so assigned, pledged, hypothecated or deposited.

20. No postponement or partial release or discharge of the mortgage, lien and charge created under and secured by this Debenture in respect of all or any part of the Mortgaged Premises shall in any way operate or be construed so as to release and discharge the security hereby constituted in respect of the Mortgaged Premises except as therein specifically provided, or so as to release or discharge the Corporation from its liability to the Holder to fully pay and satisfy the principal sum, interest and all other monies due or remaining unpaid by the Corporation to the Holder.

21. This Debenture is to be treated as a negotiable instrument and all persons are invited by the Corporation to act accordingly.


22. The principal sum, interest and other monies hereby secured will be paid and shall be assignable free from any right of set-off or counterclaim or equity between the Corporation and the Holder.

23. The security hereby constituted is in addition to, and not in substitution for, any other security now or hereafter held by the Holder and no payment to the Holder shall constitute payment on account of the principal sum, interest or other monies from time to time owing hereunder unless specifically so appropriated in writing by the Holder. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the monies secured hereby shall not release or affect the charge of this Debenture and the taking of the security hereby granted or any proceedings hereunder for the realization of the security hereby granted shall not release or affect any other security held by the Holder for the monies hereby secured.

24. Any notice that may be given by the Holder in accordance with this Debenture shall be in writing and may be given at any time either by delivering or by mailing the same addressed to the Corporation at #810, 1122- 4 Street S.vV. , Calgary, Alberta T2M 1 M1. Any notice delivered to the Corporation shall be deemed to have been given on the business day during which the same was so delivered to the Corporation and any notice mailed to the Corporation shall be conclusively deemed to have been received by the Corporation on the third business day following that on which it was so mailed.

25. This Debenture and all its provisions shall enure to the benefit of the Holder, its successors and assigns and shall be binding upon the Corporation, its successors and assigns.
                                    202

26. Wherever the singular or masculine or neuter is used in this Debenture, the same shall be construed as meaning the plural or feminine or body corporate and vice versa, where the context or the parties so require.


     IN WITNESS WHEREOF the Corporation caused its corporate sea! to be hereunto affixed and these presents to be signed by its proper officers duly authorized in that behalf as of the 19th day of March, 1999.


                                     PROMAX

                                     Per: /S/ Robert Card
                                     ----------------------------

                                     Per: /S/ J.R. MacMillan
                                     ----------------------------

                                    203

------------------------------------------------------------------------------------
                      Zones                  Vendor's
           P&NG       Included   Lease       Working    Operator
Location   Lease      in         Exiry       Interest   of
(W4M)      Number     Lease      Date        (%)        Lease     Encumbrances
------------------------------------------------------------------------------------
13-24-10   0493040044 Base Mann  4-1-99      74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
14-24-10   12286      Base                                        Crown Lessor
                      Viking     Indefinite  74.56                Royalty
           12286      Viking     4-29-99     74.56                Crown Lessor
           0495010055 Below                                       Royalty
                      Viking     1-5-00      37.28                Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
25-24-10   0496070046 All        7-11-01     74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
7-25-8     0499020043 All        2-3-04      74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
9-25-8     0498040318 All        4-30-03     74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
15-25-8    0492010234 Base Mann  Indefinite  45.31      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
16-25-8    0498040322 All        4-30-03     45.31      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
17-25-8    0498040323 All        4-30-03     74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
18-25-8    0499020044 All        2-3-04      50.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
20-25-8    0492010235 Base Mann  Indefinite  74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
21-25-8    0492010236 Base Mann  Indefinite  74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
28-25-8    0492010237 Base Mann  Indefinite  74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
1-25-9     0497100603 All        10-30-02    74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
4-25-9     38435      Base Mann  Indefinite  74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
5-25-9     12276      Base Mann  Indefinite  74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------
9-25-9     38435      Base Mann  Indefinite  74.56      Vendor    Crown Lessor
                                                                  Royalty
------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
11-25-9**  0491070294 Base                              Vendor    Crown Lessor
                      Viking     Indefinite  74.56                Royalty
           0498040324 Below                             Vendor    Crown Lessor
                      Viking     04-30-03    74.56                Royalty
------------------------------------------------------------------------------------
12-25-9**  0491030315 Base                              Vendor    Crown Lessor
                      Viking     Indefinite  74.56                Royalty
           0498040325 Below                                       Crown Lessor
                      Viking     04-30-03    74.56                Royalty
------------------------------------------------------------------------------------

All the above leases are subject to a 5% GORR





The leases marked with an ** are subject to an additional 6% GORR


                                         204